EXHIBIT 10.38

                      AMENDED AND RESTATED CREDIT AGREEMENT

                    $105,000,000.00 REVOLVING CREDIT FACILITY

                                  by and among

                      NEWTECH ELECTRONICS INDUSTRIES, INC.

                   (formerly known as NEW M-TECH CORPORATION),

                              a Florida corporation

                          NEWTECH (HONG KONG) LIMITED,

                      a Hong Kong limited liability company

                     DURABLE ELECTRONICS INDUSTRIES LIMITED,

                      a Hong Kong limited liability company

                                       and

                     NEWTECH ELECTRONICS INDUSTRIES LIMITED

                      (formerly known as Pomillo Limited),

                      a Hong Kong limited liability company


                [collectively, the BORROWERS and each a BORROWER]

                                       and

                            THE LENDERS PARTY HERETO

                  [collectively, the LENDERS and each a LENDER]

                                       and

                        NATIONAL BANK OF CANADA, As Agent

                                       and

                               NATIONSBANK, N.A.,

                  As Collateral Agent and Administrative Agent


                            Dated as of June 8, 1998


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1. CERTAIN DEFINITIONS..........................................................................2

         1.1 Certain Definitions................................................................2

         1.2 Construction......................................................................27
                  1.2.1 Number; Inclusion......................................................27
                  1.2.2 Determination..........................................................27
                  1.2.3 Agent's Discretion and Consent.........................................27
                  1.2.4 Documents Taken as a Whole.............................................27
                  1.2.5 Headings...............................................................27
                  1.2.6 Implied References to this Agreement...................................28
                  1.2.7 Persons................................................................28
                  1.2.8 Modifications to Documents.............................................28
                  1.2.9 From, To and Through...................................................28
                  1.2.10 Shall; Will...........................................................28
                  1.2.11 Neutral Interpretation................................................28

         1.3 Accounting Principles.............................................................28

2. REVOLVING CREDIT FACILITY...................................................................29

         2.1 Revolving Credit Commitments......................................................29

         2.2 Nature of Lenders' Obligations with Respect to Revolving Credit Loans.............29

         2.3 Commitment and Administration Fees................................................30

         2.4 Revolving Credit Loan Requests....................................................30

         2.5 Making Revolving Credit Loans.....................................................31

         2.6 Revolving Credit Notes............................................................31

         2.7 Use of Proceeds...................................................................31

         2.8 Letters of Credit And Bankers' Acceptances Subfacilities..........................32
                  2.8.1 Letters of Credit Subfacility..........................................32
                  2.8.2 Bankers' Acceptance Subfacility........................................39
                  2.8.3 Indemnity..............................................................44
                  2.8.4 Liability for Acts and Omissions.......................................45

         2.9 Borrowing Base Limitation.........................................................46

         2.10 Repayment of Obligations.........................................................46

         2.11 Collateral.......................................................................46

         2.12 Reconciliation Dates.............................................................46
                  2.12.1 Agent Reconciliation..................................................46
                  2.12.2 Collateral Agent Reconciliation.......................................47
                  2.12.3 Payments on Reconciliation Dates......................................47

3. OVERADVANCE FACILITY........................................................................47
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         3.1 Overadvance Facility.....................................................................47

4. INTEREST RATES.....................................................................................48

         4.1 Interest Rate Options....................................................................48
                  4.1.1 Revolving Credit Interest Rate Options........................................48
                  4.1.2 Overadvance Facility Interest Rate............................................49
                  4.1.3 Rate Quotations...............................................................49

         4.2 Interest Periods.........................................................................49
                  4.2.1 Ending Date and Business Day..................................................50
                  4.2.2 Amount of Borrowing Tranche...................................................50
                  4.2.3 Termination Before Expiration Date............................................50
                  4.2.4 Renewals......................................................................50

         4.3 Interest After Default...................................................................50
                  4.3.1 Other Obligations.............................................................50
                  4.3.2 Acknowledgment................................................................51

         4.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available...........51
                  4.4.1 Unascertainable...............................................................51
                  4.4.2 Illegality; Increased Costs; Deposits Not Available...........................51
                  4.4.3 Collateral Agent's and Lender's Rights........................................51

         4.5 Selection of Interest Rate Options.......................................................52

5. PAYMENTS...........................................................................................52

         5.1 Payments.................................................................................52

         5.2 Pro Rata Treatment of Lenders............................................................53

         5.3 Interest Payment Dates...................................................................53

         5.4 Voluntary Prepayments....................................................................53
                  5.4.1 Right to Prepay...............................................................53
                  5.4.2 Replacement of a Lender.......................................................54
                  5.4.3 Change of Lending Office......................................................55
                  5.4.4 Debit of Accounts.............................................................55

         5.5 Mandatory Prepayments....................................................................55
                  5.5.1 Application Among Interest Rate Options.......................................55

         5.6 Additional Compensation in Certain Circumstances.........................................55
                  5.6.1 Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital
                             Adequacy Requirements, Expenses, Etc.....................................55
                  5.6.2 Indemnity.....................................................................56

         5.7 Representations and Warranties...........................................................57
                  5.7.1 Organization and Qualification................................................57
                  5.7.2 Capitalization and Ownership..................................................57
                  5.7.3 Subsidiaries..................................................................57
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                  5.7.4 Power and Authority....................................................58
                  5.7.5 Validity and Binding Effect............................................58
                  5.7.6 No Conflict............................................................58
                  5.7.7 Litigation.............................................................59
                  5.7.8 Title to Properties....................................................59
                  5.7.9 Financial Statements...................................................59
                  5.7.10 Use of Proceeds; Margin Stock; Section 20 Subsidiaries................60
                  5.7.11 Full Disclosure.......................................................60
                  5.7.12 Taxes.................................................................61
                  5.7.13 Consents and Approvals................................................61
                  5.7.14 No Event of Default; Compliance with Instruments......................61
                  5.7.15 Patents, Trademarks, Copyrights, Licenses, Etc........................61
                  5.7.16 Security Interests....................................................62
                  5.7.17 Liens.................................................................62
                  5.7.18 Solvency..............................................................62
                  5.7.19 Insurance.............................................................63
                  5.7.20 Compliance with Laws..................................................63
                  5.7.21 Material Contracts; Burdensome Restrictions...........................63
                  5.7.22 Investment Companies; Regulated Entities..............................63
                  5.7.23 Plans and Benefit Arrangements........................................63
                  5.7.24 Employment Matters....................................................65
                  5.7.25 Environmental Matters.................................................65
                  5.7.26 Senior Debt Status....................................................66

         5.8 Updates to Schedules..............................................................67

6. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT AND BANKERS' ACCEPTANCES............67

         6.1 First Loans, Letters of Credit and Bankers' Acceptances...........................67
                  6.1.1 Officer's Certificate..................................................67
                  6.1.2 Secretary's Certificate................................................68
                  6.1.3 Delivery of Loan Documents.............................................68
                  6.1.4 Opinions of Counsel....................................................68
                  6.1.5 Payment of Fees........................................................69
                  6.1.6 Eligible Securities....................................................69
                  6.1.7 Solvency...............................................................69
                  6.1.8 Consents...............................................................70
                  6.1.9 Officer's Certificate Regarding MACs...................................70
                  6.1.10 No Violation of Laws..................................................70
                  6.1.11 No Actions or Proceedings.............................................70
                  6.1.12 Insurance Policies; Certificates of Insurance; Endorsements...........70
                  6.1.13 OMITTED...............................................................71
                  6.1.14 Filing Receipts.......................................................71
                  6.1.15 Landlord's Waivers....................................................71
                  6.1.16 Administrative Questionnaire..........................................71

         6.2 Each Additional Loan, Letter of Credit or Bankers' Acceptance.....................71
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7. COVENANTS.........................................................................................72

         7.1 Affirmative Covenants...................................................................72
                  7.1.1 Preservation of Existence, Etc...............................................72
                  7.1.2 Payment of Liabilities, Including Taxes, Etc.................................72
                  7.1.3 Maintenance of Insurance.....................................................72
                  7.1.4 Maintenance of Properties and Leases.........................................74
                  7.1.5 Maintenance of Patents, Trademarks, Etc......................................74
                  7.1.6 Visitation Rights............................................................74
                  7.1.7 Keeping of Records and Books of Account......................................74
                  7.1.8 Plans and Benefit Arrangements...............................................75
                  7.1.9 Compliance with Laws.........................................................75
                  7.1.10 Use of Proceeds.............................................................75
                  7.1.11 Further Assurances..........................................................75
                  7.1.12 Windmere Subordination......................................................75
                  7.1.13 Year 2000 Compliance........................................................75
                  7.1.14 Lockbox Accounts............................................................76

         7.2 Negative Covenants......................................................................76
                  7.2.1 Indebtedness.................................................................76
                  7.2.2 Liens........................................................................76
                  7.2.3 Guaranties...................................................................77
                  7.2.4 Loans and Investments........................................................77
                  7.2.5 Dividends and Related Distributions..........................................77
                  7.2.6 Liquidations, Mergers, Consolidations, Acquisitions..........................77
                  7.2.7 Dispositions of Assets.......................................................77
                  7.2.8 Affiliate Transactions.......................................................78
                  7.2.9 Subsidiaries, Partnerships and Joint Ventures................................79
                  7.2.10 Continuation of or Change in Business.......................................79
                  7.2.11 Plans and Benefit Arrangements..............................................79
                  7.2.12 Fiscal Year.................................................................80
                  7.2.13 Issuance of Stock...........................................................81
                  7.2.14 Changes in Organizational Documents.........................................81
                  7.2.15 Capital Expenditures and Leases.............................................81
                  7.2.16 Consolidated Total Liabilities To Consolidated Tangible Net Worth Ratio.....81
                  7.2.17 Maximum Leverage Ratio......................................................81
                  7.2.18 Minimum Interest Coverage Ratio.............................................82
                  7.2.19 Minimum Tangible Net Worth..................................................82
                  7.2.20 Minimum Current Ratio.......................................................83

         7.3 Reporting Requirements..................................................................83
                  7.3.1 Monthly Financial Statements.................................................83
                  7.3.2 Additional Materials.........................................................84
                  7.3.3 Annual Financial Statements..................................................84
                  7.3.4 Certificate of the Borrower..................................................85
                  7.3.5 Notice of Default............................................................85
                  7.3.6 Notice of Litigation.........................................................86
                  7.3.7 Certain Events...............................................................86
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                  7.3.8 Budgets, Forecasts, Other Reports and Information...........................86
                  7.3.9 Notices Regarding Plans and Benefit Arrangements............................87

8. DEFAULT..........................................................................................88

         8.1 Events of Default......................................................................88
                  8.1.1 Payments Under Loan Documents...............................................88
                  8.1.2 Breach of Warranty..........................................................89
                  8.1.3 Breach of Covenants.........................................................89
                  8.1.4 Defaults in Other Agreements or Indebtedness................................89
                  8.1.5 Final Judgments or Orders...................................................89
                  8.1.6 Loan Document Unenforceable.................................................89
                  8.1.7 Uninsured Losses; Proceedings Against Assets................................90
                  8.1.8 Notice of Lien or Assessment................................................90
                  8.1.9 Insolvency..................................................................90
                  8.1.10 Events Relating to Plans and Benefit Arrangements..........................90
                  8.1.11 Cessation of Business......................................................91
                  8.1.12 Change of Control..........................................................91
                  8.1.13 Involuntary Proceedings....................................................91
                  8.1.14 Voluntary Proceedings......................................................91
                  8.1.15 Material Contracts.........................................................92
                  8.1.16 Events of Default Other Than Bankruptcy, Insolvency or Reorganization
                             Proceedings............................................................92
                  8.1.17 Bankruptcy, Insolvency or Reorganization Proceedings.......................92
                  8.1.18 Set-off....................................................................93
                  8.1.19 Suits, Actions, Proceedings................................................93
                  8.1.20 Application of Proceeds....................................................93
                  8.1.21 Other Rights and Remedies..................................................94

         8.2 Notice of Sale.........................................................................94

9. THE AGENT AND COLLATERAL AGENT...................................................................95

         9.1 Appointment............................................................................95

         9.2 Delegation of Duties...................................................................95

         9.3 Nature of Duties; Independent Credit Investigation.....................................95

         9.4 Actions in Discretion of Agent and Collateral Agent; Instructions From the Lenders.....96

         9.5 Reimbursement and Indemnification of Agent and Collateral Agent by the Borrowers.......97

         9.6 Exculpatory Provisions; Limitation of Liability........................................97

         9.7 Reimbursement and Indemnification of Agent and Collateral Agent by Lenders.............98

         9.8 Reliance by Agent......................................................................99

         9.9 Notice of Default......................................................................99

         9.10 Notices...............................................................................99
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         9.11 Lenders in Their Individual Capacities..................................................99

         9.12 Holders of Notes.......................................................................100

         9.13 Equalization of Lenders................................................................100

         9.14 Successor Agent and Collateral Agent...................................................101

         9.15 Allocation of Facility.................................................................101

         9.16 Availability of Funds..................................................................102

         9.17 Calculations...........................................................................102

         9.18 Beneficiaries..........................................................................103

10. MISCELLANEOUS....................................................................................103

         10.1 Modifications, Amendments or Waivers...................................................103
                  10.1.1 Increase of Commitment; Extension or Expiration Date........................103
                  10.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification
                             of Terms of Payment.....................................................103
                  10.1.3 Release of Collateral or Guarantor..........................................104
                  10.1.4 Miscellaneous...............................................................104

         10.2 No Implied Waivers; Cumulative Remedies; Writing Required..............................104

         10.3 Reimbursement and Indemnification of Lenders by the Borrowers; Taxes...................105

         10.4 Holidays...............................................................................105

         10.5 Funding by Branch, Subsidiary or Affiliate.............................................106
                  10.5.1 Notional Funding............................................................106
                  10.5.2 Actual Funding..............................................................106

         10.6 Notices................................................................................106

         10.7 Severability...........................................................................107

         10.8 Governing Law..........................................................................107

         10.9 Prior Understanding....................................................................107

         10.10 Duration; Survival....................................................................108

         10.11 Successors and Assigns................................................................108

         10.12 Confidentiality.......................................................................109
                  10.12.1 General....................................................................109
                  10.12.2 Sharing Information With Affiliates of the Lenders.........................110

         10.13 Counterparts..........................................................................110

         10.14 Agent's or Lender's Consent...........................................................111

         10.15 Exceptions............................................................................111

         10.16 Joint and Several Liability of Borrowers..............................................111
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         10.17 CONSENT TO FORUM; WAIVER OF JURY TRIAL..........................................112

         10.18 Tax Withholding Clause..........................................................113

                                CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 8, 1998 and is made by and among NEWTECH ELECTRONICS INDUSTRIES, INC. (formerly known as New M-Tech Corporation), a Florida corporation (together with its predecessors, "NEII"), NEWTECH (HONG KONG) LIMITED, a Hong Kong limited liability company("NL"), DURABLE ELECTRONICS INDUSTRIES LIMITED, a Hong Kong limited liability company( "DEIL") and NEWTECH ELECTRONICS INDUSTRIES LIMITED (formerly known as Pomillo Limited), a Hong Kong limited liability company ("NEIL") (each a "Borrower" and collectively and jointly and severally the "Borrowers"), the Lenders (as hereinafter defined) and NATIONAL BANK OF CANADA, in its capacity as syndication and documentation Agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Agent") and NATIONSBANK, N.A., in its capacity as Collateral Agent and Administrative Agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Collateral Agent").

                                   WITNESSETH:

         WHEREAS, pursuant to a Credit Agreement dated as of July 23, 1997 among Bank Leumi Le-Israel B.M., Comerica Bank and National Bank of Canada (collectively, the "Banks") as Banks, NEII and NL (the "Original Borrowers") and Bank Leumi Le-Israel B.M. as security agent for the Banks (the "(the "Original Agent")"), as amended by (i) that certain Amendment to Credit Agreement dated as of September 8, 1997, among the Banks, the Original Agent and the Original Borrowers, (ii) that certain Amendment to Credit Agreement dated as of November 5, 1997, among the Banks, the Original Agent and the Original Borrowers, (iii) that certain Amendment to Credit Agreement dated as of December 30, 1997 among the Banks, the Original Agent and the Original Borrowers , and (iv) that certain Amendment to Credit Agreement dated as of March 18, 1998 among the Banks, the Original Agent, and the Borrowers (as amended, the "Original Credit Agreement"), the Banks have made a revolving credit facility of up to an aggregate principal amount of $37,000,000 (the " Facility") available to the Borrowers for the purposes and upon and subject to the terms and conditions set out therein.

         WHEREAS, as part of the security for the availability or continued availability of the Facility and as a condition of the Original Credit Agreement, various parties executed security agreements, financing statements, a pledged collateral account agreement, a subordination agreement, certain collateral assignments, debentures and other related documents in favor of the Original Agent.

         WHEREAS, the Banks, the Borrowers, and the Lenders defined herein have agreed that the financial transactions contemplated by the Original Credit Agreement be revised to the effect that (i) the Facility would be increased to $105,000,000, (ii) the Lenders party hereto would replace Bank

Leumi Le-Israel B.M. as a Bank, continuing with National Bank of Canada and Comerica Bank and adding NationsBank, N.A. and Mercantile Business Credit and to make available the Facility as increased, amended and restated herein to the Borrowers, (iii) National Bank of Canada would be appointed by the Lenders (as hereinafter defined) to be their syndication and documentation agent and NationsBank, N.A. would be appointed by the Lenders (as hereinafter defined) to be their collateral and administrative agent.

         WHEREAS, the revolving credit facility shall be used for the purposes set forth herein; and

         WHEREAS, the Lenders are willing to provide such credit upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS

                  1.1 CERTAIN DEFINITIONS.

                  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                           AAAA WORLD SBLC means the standby letter of credit
no. 932890, dated March 30, 1998, issued by NationsBank, N.A. for the account of AAAA World Import-Export, Inc. and for the benefit of NEII and NL, in the face amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00), as amended.

                           ACCOUNT(S) shall mean any account, contract right,
general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by any Borrower. All Accounts, whether Eligible Accounts or not, shall be subject to the Prior Security Interest in favor of the Collateral Agent for the benefit of the Collateral Agent, the Agent and the Lenders.

                           AFFILIATE as to any Person shall mean any other
Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or
(iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                           AGENT shall mean NATIONAL BANK OF CANADA, and its
successors and assigns.

                           AGENT RECONCILIATION DATE shall mean the fifth (5th)
Business Day immediately following the last day of each Agent's Reporting Period, pursuant to Section 2.12.1 of this Agreement .

                           AGENT RECONCILIATION REPORT shall mean the report of
sums due from the Agent to the Lenders furnished by the Agent to the Lenders on the Agent Reconciliation Date(s), setting forth the sums owed by the Agent to each Lender in connection with Letters of Credit and Bankers' Acceptances issued or created by the Agent during the preceding Agent Reporting Period, which report, in the absence of manifest error, shall be conclusive as the statement of the sums due from the Lenders to the Agent on such date.

                           AGENT REPORTING PERIOD shall mean a period commencing
on and including the first day of each month and ending on and including the last day of each month.

                           AGREEMENT shall mean this Credit Agreement, as the
same may be supplemented or amended from time to time, including all schedules and exhibits.

                           ANNUAL STATEMENTS shall have the meaning assigned to
that term in Section 5.7.9(i).

                           ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an
Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender, the Agent and the Collateral Agent, as Agent and Collateral Agent, respectively, on behalf of the remaining Lenders, substantially in the form of Exhibit "A".

                           AUTHORIZED OFFICER shall mean the individual or those
individuals, designated by written notice to the Collateral Agent from the Borrowers, authorized to execute notices, reports and other documents on behalf of the Borrowers required hereunder. The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Agent. Each notice, request or other communication of an Authorized Officer to the Agent, Collateral Agent or any Lender shall be binding upon all Borrowers and shall be deemed to have been given by each Borrower.

                           BANKERS' ACCEPTANCE means a Bankers' Acceptance
created by the Agent as a result of a drawing under a Trade Letter of Credit.

                           BANKERS' ACCEPTANCE BORROWING shall mean an extension
of credit resulting from a drawing under any Bankers' Acceptance which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under Section 2.8.2.

                           BANKERS' ACCEPTANCE DOCUMENTS shall mean such general
acceptance agreements, applications, certificates and other documents as Agent may require in connection with the creation of Bankers' Acceptances.

                           BANKERS' ACCEPTANCE FEES shall mean the Bankers'
Acceptance Creation Fees, and the Agent's Bankers' Acceptance Fees as set forth in Section 2.8.2.2

                           BANKERS' ACCEPTANCE OBLIGATIONS shall mean as of the
date of determination, the sum of the maximum aggregate amount which is, or at any time thereafter may become, payable by Agent under all then outstanding Bankers' Acceptances, plus the aggregate amount of all payments made by Agent under Bankers' Acceptances and not theretofore reimbursed by Borrowers.

                           BANKERS' ACCEPTANCE TERMINATION DATE shall mean that
date which is one Business Day prior to the Expiration Date.

                           BANKING RELATIONSHIP shall mean obligations of any
Borrower relating to or arising out of (i) checking and operating account relationships among any Borrower and any Lender (or any Affiliate of a Lender) in the ordinary course of business and (ii) Interest Rate Protection Agreements.

                           BASE RATE shall mean the interest rate per annum
announced from time to time by the Collateral Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Collateral Agent .

                           BASE RATE OPTION shall mean the Revolving Credit Base
Rate Option.

                           BENEFICIAL OWNER shall have the meaning ascribed to
such term in Rule 13d-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as in effect on the date hereof.

                           BENEFIT ARRANGEMENT shall mean at any time an
"employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                           BORROWING BASE means, at any time, the sum (without
duplication) of (i) 85% of the Eligible Accounts at that time which are Eligible Domestic Accounts but are not Secured Eligible Domestic Accounts, plus (ii) the lesser of (A) 40% of the Eligible Accounts at that time which are Eligible Foreign Accounts but are not Secured Eligible Foreign Accounts or (B) Two Million Dollars ($2,000,000.00), plus (iii) the lesser of (A) 85% of the Eligible

Accounts at that time which are Secured Eligible Foreign Accounts, or (B) the amount then available under the letters of credit securing the Secured Eligible Foreign Accounts, plus (iv) the lesser of (A) 90% of the Eligible Accounts at that time which are Secured Eligible Domestic Accounts, or (B) the amount then available under the letters of credit securing the Secured Eligible Domestic Accounts, plus (v) 70% of the Eligible Letters of Credit Amount at that time, plus (vi) 70% of the lesser of the cost or fair market value of the Eligible In-Transit White-Westinghouse Inventory at that time, plus (vii) the lesser of
(A) 60% of the lesser of the cost or fair market value of the Eligible Inventory (subject to a sublimit of Five Million Dollars ($5,000,000.00) as to advances against Eligible In-Transit Inventory) attributable to finished goods Eligible Inventory which is not Eligible In-Transit White-Westinghouse Inventory at that time, or (B) Eighteen Million Dollars ($18,000,000.00) plus (viii) 95% of the Eligible Securities Value at that time, all of the above being reduced by such reserves as the Collateral Agent in its reasonable credit judgment may from time to time establish. For purposes of this Agreement, an account is considered to be "secured" by a particular letter of credit if the Borrower owning such account may draw upon the letter of credit to obtain payment of such account.

                           BORROWING BASE CERTIFICATE means a certificate of an
authorized officer of each of the Borrowers substantially in the form of Exhibit "B" attached hereto and made a part hereof.

                           BORROWING BASE LIMITATION shall mean the maximum
aggregate amount of Revolving Credit Loans, Bankers' Acceptance Obligations and Letters of Credit Outstanding which may exist from time to time under this Agreement, as determined using the Borrowing Base, subject to periodic increases during the Overadvance Periods (in the aggregate the "Lender Outstandings").

                           BORROWING DATE shall mean, with respect to any Loan,
the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                           BORROWING TRANCHE shall mean specified portions of
Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by a Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

                           BUSINESS DAY shall mean any day other than a Saturday
or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Miami, Florida, Atlanta, Georgia or New York, New York and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                           CASH COLLATERAL ACCOUNTS means the restricted,
non-interest bearing cash collateral accounts established by the Borrowers with the Collateral Agent, one in the name of

NEII and the other in the name of NL and all contents therein from time to time, including without limitation all cash and cash equivalents, checks, money orders and deposits of any kind, into which accounts all collections shall be remitted from the Lockbox Accounts and from all other accounts into which Borrowers' account debtors remit payments. The Borrowers shall have no access to the Cash Collateral Accounts or to any deposits in the Cash Collateral Accounts, which accounts and deposits shall be assigned to and in the exclusive control of the Collateral Agent, for the benefit of the Agent, the Collateral Agent and the Lenders, and be Collateral for the Obligations of the Borrowers set forth in this Agreement. All collections shall be applied against the Loan balance one
(1) Business Day after receipt of such collections in the Cash Collateral Accounts.

                           CHANGE OF CONTROL means, from and after the
Transition Date (a) NEII ceasing to own, directly or indirectly, 100% (except for directors' qualifying shares or as otherwise required by law) of such stock or other interests of NL and NEIL, or NEIL ceasing to own, directly or indirectly, 100% of such stock or other interests of DEIL (b) within a period of twelve (12) consecutive calendar months, individuals who were directors of NEII on the first day of such period (the "Incumbent Board") shall cease to constitute a majority of the board of directors of NEII, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the NEII shareholders, was approved by a vote of at least a majority of the Incumbent Board (as opposed to an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of NEII, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act of 1934, as amended) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

                           CHANGE OF MANAGEMENT means Joel Newman ceasing to be
the chief executive officer of NEII, his ceasing to be involved in senior management of any Borrower or any other significant (in the Agent's or the Required Lender's reasonable judgment) change in the senior management of any Borrower.

                           CLOSING DATE shall mean the Business Day on which the
first Loan shall be made, which shall be the date hereof, at the offices of the Agent, or at such other place as the parties agree.

                           COLLATERAL shall mean the Pledged Collateral, the UCC
Collateral, the Hong Kong Collateral, the Cash Collateral Accounts and the Intellectual Property Collateral, all as described in the Security Documents.

                           COLLATERAL AGENT shall mean NATIONSBANK, N.A., in its
capacity as collateral agent and administrative agent and its successors and assigns.

                           COLLATERAL AGENT RECONCILIATION DATE shall mean the
Business Day immediately following the last day of each Collateral Agent's Reporting Period, pursuant to Section 2.12.2 of this Agreement.

                           COLLATERAL AGENT RECONCILIATION REPORT shall mean the
report of Net Sums Due furnished by the Collateral Agent to the Lenders on the Collateral Agent Reconciliation Date(s), which report, in the absence of manifest error, shall be conclusive as the statement of the Net Sums Due on such date.

                           COLLATERAL AGENT REPORTING PERIOD shall mean a period
commencing on and including Wednesday of each week and ending on and including the following Tuesday.

                           COMMITMENT FEE shall have the meaning assigned to
that term in Section 2.3(a).

                           CONSOLIDATED CASH FLOW FROM OPERATIONS for any period
of determination shall mean (i) the sum of net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrowers for such period determined and consolidated in accordance with GAAP.

                           CONSOLIDATED TANGIBLE NET WORTH shall mean at any
time the consolidated shareholders' equity of the Borrowers, plus Subordinated Debt, less Intangible Assets (to the extent included in determining such consolidated shareholders' equity) and less any other amounts owing by Affiliates (other than each other and excluding amounts collected by Windmere or DEML on behalf of any Borrower) to any Borrower (to the extent included in determining such consolidated shareholders' equity), in each case, as of such time. For purposes of this definition, "Intangible Assets" means the amounts of intangible assets (including, without limitation, goodwill licenses, patents, trademarks, trademark licenses, trade names, copyrights and franchises) determined in accordance with GAAP.

                           Consolidated Total Liabilities shall mean at any time
the consolidated total liabilities of the Borrowers, including without limitation, all Indebtedness of the Borrowers and all other liabilities which would appear on a balance sheet of a Borrower, all determined in accordance with GAAP.

                           CONTRACT means an indenture, agreement (other than
this Agreement and any other Loan Document), other contractual restriction lease, instrument (other than the Notes), certificate of incorporation or charter, or bylaw.

                           DEBENTURE(S) means the Debentures dated as of July
23, 1997 (in relation to NL) and as of March 18, 1998 (in relation to NEIL and
DEIL), executed by NL, NEIL and DEIL, respectively, in favor of the Original Agent, together with a Supplemental and Assignment Deed relating to Debentures dated as of the Closing Date in the form of Exhibit "C" attached hereto, executed by the Original Agent, NL, NEIL and DEIL in favor of the Agent and the Collateral Agent, for the benefit of the Agent, the Collateral Agent and the Lenders.

                           DEFAULT RATE shall have the meaning assigned to that
term in Section 4.3 hereof.

                           DEML DEBT has the meaning set forth in Section 7.2.4.

                           DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall
mean lawful money of the United States of America.

                           ELIGIBLE ACCOUNTS shall mean the net amount of
Accounts outstanding after eliminating from the aggregate amount of outstanding
Accounts: (i) all Accounts on which Collateral Agent does not have a valid first priority perfected security interest; (ii) all payments, offsets and credits applicable to Accounts; (iii) all Accounts which remain unpaid more than ninety
(90) days past the invoice date thereof, other than Ames Department Stores, Inc. ("Ames") or Wakenfern Food Corp. ("Wakenfern"), which Accounts may remain unpaid up to one hundred twenty (120) days past the invoice date thereof; (iv) all Accounts arising from sales or services to any Affiliate; (v) all Accounts receivable from any one account debtor, other than Ames or Wakenfern, where twenty-five percent (25%) or more of all Accounts from any such account debtor remain unpaid more than ninety (90) days past the invoice date thereof; (vi) all Accounts receivable from Ames or Wakenfern where twenty-five percent (25%) or more of all Accounts from such account debtor remain unpaid more than one hundred twenty (120) days past the invoice date thereof; (vii) all amounts due on Accounts which are considered by Collateral Agent to be difficult to collect or uncollectible by reason of return, rejection, repossession, loss or damage of or to the merchandise giving rise thereto, insolvency of the account debtor, or any other reason; (viii) all Accounts arising out of transactions with the United States or any department, agency or instrumentality thereof, as to which Borrowers have not taken all steps required by Collateral Agent and under the Federal Assignment of Claims Act in order that all monies due or to become due thereunder have been satisfactorily assigned to Lender; (ix) all Accounts arising from sales or services to account debtors outside of the United States of America and its territories and possessions and Canada, except for otherwise Eligible Accounts arising from sales or services to account debtors outside of the United States of America and its territories and possessions and Canada which (A) remain unpaid up to ninety (90) days past the invoice date thereof and
(B) remain unpaid up to one hundred fifty (150) days past the invoice date thereof and which are secured to the Agent's and Collateral Agent's satisfaction by an irrevocable letter of credit in form acceptable to the Agent and the Collateral Agent issued or confirmed by a prime bank acceptable to the Agent and the Collateral Agent and payable in the United States of America and its territories and possessions, or in Canada; all of the foregoing as determined by the Agent and Collateral Agent in their reasonable discretion, which determination shall be final and binding upon the Borrower; (x) all Accounts which do not represent a complete bona fide transaction for goods sold and delivered or services rendered or which require further act under any circumstances on the part of the Borrowers to make such

Account payable by the account debtor; (xi) all Accounts which do not arise from an arm's-length transaction in the ordinary course of the Borrowers' business between any Borrower and an account debtor or which arise from an Affiliate of any Borrower or an officer, shareholder or employee of any Borrower or any Affiliate of any Borrower, or a member of the family of an officer, shareholder or employee of any Borrower or any Affiliate of any Borrower; (xii) all accounts the goods the sale of which gave rise to the Account were not shipped or delivered or provided to the account debtor on an absolute sale basis or which were shipped on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding; (xiii) all Accounts which are evidenced by chattel paper or an instrument of any kind; (xiv) all Accounts the account debtor of which (a) is insolvent, (b) is the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on its business, and (c) is, in the reasonable discretion of the Collateral Agent, deemed ineligible for credit for other reasons (including, without limitation, unsatisfactory past experiences of any Borrower or any of the Lenders with the account debtor or unsatisfactory reputation of the account debtor); (xv) all Accounts which are not valid, binding and legally enforceable obligations of the account debtor with respect thereto or which are subject to any dispute, condition, contingency, offset, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such account debtor, or facts exist which may provide a basis for any of the foregoing in the present or future, to the extent of such dispute; (xvi) all Accounts not evidenced by an invoice or other documentation or which arises from a contract which is not in form and substance satisfactory to the Collateral Agent; (xvii) all Accounts wherein a Borrower has failed to observe and comply with all laws of the state or country in which the account debtor or the Account is located which, if not observed and complied with, would deny to the Borrowers access to the courts of such state or country; (xviii) all Accounts which are subject to any provision prohibiting its assignment or requiring notice of or consent to such assignment; (xix) all Accounts the goods giving rise to which were, at the time of sale thereof, subject to any Lien or encumbrance except the Collateral Agent's, on behalf of the Lenders; (xx) all Accounts which are not payable in freely transferable United States Dollars;
(xxi) all Accounts which are disqualified for any other reason generally accepted in the commercial finance business; (xxii) all Accounts to the extent of any offset by a credit due and owing from a Borrower to the account debtor; (xxiii) all Accounts which are due and owing from any creditor of a Borrower;
(xxiv) all Accounts representing finance or service charges due and owing to Borrowers from an Account Debtor; (xxv) the portion of any Account which represents a deposit already collected by a Borrower from the account debtor;
(xxvi) all Accounts representing a C.O.D. sale; (xxvii) all Accounts representing sums due and owing for work and/or service currently being rendered by Borrower but not yet completed by Borrower; (xxviii) all Accounts arising from a progress billing for work not yet completed and delivered to the account debtor; (xxix) all Accounts the Collateral Agent believes, in its reasonable discretion, that collection of such Account is insecure or that it may not be paid by reason of financial inability to pay or otherwise or that such Account is not suitable for use as collateral hereunder; and (xxx) all Accounts representing retainage due and owing to Borrower.

                           ELIGIBLE DOMESTIC ACCOUNT means an Eligible Account
(other than Secured Eligible Domestic Account) that is owed by an account debtor whose principal place of business is in the United States or Canada and which is payable in the United States.

                           ELIGIBLE FOREIGN ACCOUNT means an Eligible Account
(other than Secured Eligible Foreign Account) which is not an Eligible Domestic Account.

                           ELIGIBLE INVENTORY means Inventory owned by any
Borrower which is salable in the ordinary course of such Borrower's business and is not discontinued, slow moving or stale, which is brand new and not refurbished, which the Collateral Agent determines is not obsolete, which is located in a warehouse located in the State of Florida, the State of California, the State of Arkansas or the State of Tennessee, as reflected in the Security Agreements (and such other locations established from time to time upon not less than ninety (90) days prior written notice from Borrowers to the Collateral Agent and the execution by the Borrowers of any and all documents required by the Agent or Collateral Agent in order to perfect a first priority security interest in the Collateral to be located in such location, including without limitation requisite UCC Financing Statements, amendments to security agreements, landlords' waivers and warehouseman's waivers), for which waivers have been obtained from each landlord and warehouseman in form and content satisfactory to the Collateral Agent, which is subject to a valid, perfected, first-priority security interest in favor of the Collateral Agent, as agent for the Lenders, securing the Obligations, which is subject to no other liens, which constitutes finished goods and not work in progress or raw materials and which is otherwise acceptable to the Collateral Agent. In connection with advances based on Borrowers' Inventory, the Collateral Agent shall determine, in its reasonable discretion, which Inventory shall constitute Eligible Inventory.

                           ELIGIBLE IN-TRANSIT INVENTORY means Inventory owned
by any Borrower which is salable in Borrowers' ordinary course of business, which does not bear the White-Westinghouse or Double W trademark or logo, which is in transit to the United States, which a Borrower has paid for and is not the subject of an open Trade Letter of Credit, which has not yet been converted into an Eligible Account (or other accounts receivable), which is subject to no other liens, which constitutes finished goods and not work in progress or raw materials and in which (together with the documents covering which) the Collateral Agent as agent for the Lenders has a valid, perfected, purchase-money, first-priority security interest in favor of the Collateral Agent, as agent for the Lenders, securing the Obligations. In connection with advances based on Borrowers' Inventory, the Collateral Agent shall determine, in its reasonable discretion, which Inventory shall constitute Eligible In-Transit Inventory.

                           ELIGIBLE IN-TRANSIT WHITE-WESTINGHOUSE INVENTORY
means Inventory owned by any Borrower which is salable in Borrowers' ordinary course of business, which bears the White-Westinghouse or Double W trademark or logo, which is in transit to the United States, which a Borrower has paid for and is not the subject of an open Trade Letter of Credit, which is earmarked to be sold to Kmart Corporation pursuant to the Kmart Contract but has not yet been converted into Eligible Kmart Accounts (or other accounts receivable), which is subject to no other liens, which constitutes finished goods and not work in progress or raw materials and in which (together with the documents covering which) the Collateral Agent as agent for the Lenders has a valid, perfected, purchase-money, first-priority security interest in favor of the Collateral Agent as agent for the Lenders securing the Obligations. In connection with advances based on Borrowers' Inventory, the Collateral Agent shall determine, in its reasonable discretion, which Inventory shall constitute Eligible In-Transit White-Westinghouse Inventory.

                           ELIGIBLE KMART ACCOUNTS means Eligible Accounts which
are owed to a Borrower by Kmart Corporation.

                           ELIGIBLE LETTERS OF CREDIT AMOUNT means, at any time,
the sum of the then aggregate undrawn amount of open Trade Letters of Credit issued by Agent to finance a Borrower's purchase of goods in which (together with the documents covering which) the Collateral Agent as agent for the Lenders then has a valid, perfected, first-priority security interest securing the Obligations.

                           ELIGIBLE SECURITIES means a U.S. Treasury bill or
note, a Federal National Mortgage Association note or a Federal Farm Credit Bank note which in each case is owned by a Borrower and held in an account with Merrill Lynch Pierce Fenner & Smith Incorporated's office in Aventura, Florida and in which in each case the Collateral Agent as agent for the Lenders has a valid, perfected, first-priority security interest securing the Obligations.

                           ELIGIBLE SECURITIES VALUE means, at any time, the
aggregate fair market value (as reasonably determined by the Collateral Agent) of the Eligible Securities at that time.

                           ENVIRONMENTAL COMPLAINT shall mean any written
complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

                           ENVIRONMENTAL CONDITIONS shall mean any conditions of
the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

                           ENVIRONMENTAL LAWS shall mean all federal, state,
local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

                           ERISA shall mean the Employee Retirement Income
Security Act of 1974, (and as to the Borrowers which are Hong Kong Limited Liability Companies, all comparable laws and statutes under Hong Kong law) as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                           ERISA GROUP shall mean, at any time, the Borrowers
and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrowers, are treated as a single employer under Section 414 of the Internal Revenue Code.

                           EURO-RATE shall mean, with respect to the Loans
comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Collateral Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Collateral Agent) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                       AVERAGE OF LONDON INTERBANK OFFERED RATES ON DOW
                       JONES MARKETS SERVICE DISPLAY PAGE 3750 AS QUOTED BY
         Euro-Rate =   BRITISH BANKERS' ASSOCIATION OR APPROPRIATE SUCCESSOR
                       -----------------------------------------------------
                                 1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Collateral Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                           EURO-RATE OPTION shall mean the Revolving Credit
Euro-Rate Option.

                           EURO-RATE RESERVE PERCENTAGE shall mean the maximum
percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Collateral Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                           EVENT OF DEFAULT shall mean any of the events
described in Section 8.1.1 through 8.1.15.

                           EXPIRATION DATE shall mean, with respect to the
Revolving Credit Commitments, three (3) years from the Closing Date, on which date all principal, and accrued but unpaid interest and other fees and charges hereunder shall be due and payable in full.

                           FEDERAL FUNDS EFFECTIVE RATE for any day shall mean
the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                           FINANCIAL PROJECTIONS shall have the meaning assigned
to that term in Section 5.7.9(ii).

                           GAAP shall mean generally accepted accounting
principles as are in effect from time to time and applied on a consistent basis both as to classification of items and amounts.

                           GOVERNMENTAL ACTS shall have the meaning assigned to
that term in Section 2.8.3.

                           GUARANTY of any Person shall mean any obligation of
such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                           HISTORICAL STATEMENTS shall have the meaning assigned
to that term in Section 5.7.9(i).

                           HONG KONG COLLATERAL shall mean the Collateral which
is owned by a Borrower and located in Hong Kong and which is subject to the Liens in the Debentures, the Security Agreements and the Subordination Agreement.

                           INDEBTEDNESS shall mean, as to any Person at any
time, without duplication (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) capitalized lease obligations of such Person, (v) all obligations of such Person to reimburse any other Person in respect of amounts paid under a letter of credit, bankers' acceptance or similar instrument, (vi) all obligations with respect to interest rate and currency swaps, caps, collars or floor agreements or other interest rate management devices and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligations provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount thereof,
(vii) all of the foregoing of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (viii) all of the foregoing of others guaranteed by such Person.

                           INDEMNITY shall mean a tax indemnity agreement to be
executed by the Borrowers in favor of the Lenders.

                           INELIGIBLE SECURITY shall mean any security which may
not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                           INSOLVENCY PROCEEDING shall mean, with respect to any
Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Borrower or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors undertaken under any Law (and any comparable proceeding under Hong Kong Law).

                           INTELLECTUAL PROPERTY COLLATERAL shall mean all of
the intellectual property described in the Security Documents.

                           INTEREST PERIOD shall have the meaning assigned to
such term in Section 4.2.

                           INTEREST RATE OPTION shall mean any Euro-Rate Option
or Base Rate Option.

                           INTEREST RATE PROTECTION AGREEMENT shall mean an
interest rate swap, cap or collar agreement or similar arrangement between a Borrower and a Lender or Affiliate of a Lender, providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                           INTERIM STATEMENTS shall have the meaning assigned to
that term in Section 5.7.9(i).

                           INTERNAL REVENUE CODE shall mean the Internal Revenue
Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                           INVENTORY shall mean any and all goods, merchandise
and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by the Borrowers which are or may at any time be held as raw materials, finished goods, work-in-process, supplies or materials used or consumed in the Borrowers' business or held for sale or lease, including, without limitation, (a) all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by the Borrowers, and (b) all packing, shipping and advertising materials relating to all or any such property. All Inventory, whether Eligible Inventory or not, shall be subject to the Prior Security Interest in favor of the Collateral Agent for the benefit of itself as Collateral Agent, the Agent and the Lenders.

                           INVESTMENT means any investment made by stock
purchase, capital contribution, loan, advance, acquisition of indebtedness, guarantee or otherwise.

                           IRREVOCABLE ASSIGNMENT means that certain Irrevocable
Assignment of Loan Documents dated as of June 8, 1998, executed by the Original Agent in favor of the Agent, Collateral Agent and Mercantile Business Credit, Inc.

                           KMART CONTRACT means the Purchase, Distribution and
Marketing Agreement between New M-Tech (now known as NEII) and Kmart Corporation, dated as of January 27, 1997, including all supplements and amendments thereto.

                           LABOR CONTRACTS shall mean all employment agreements,
employment contracts, collective bargaining agreements and other agreements among any Borrower and its employees.

                           LANDLORDS' WAIVERS shall mean the landlords' waivers
and the warehousemen's waivers required to be furnished by Borrowers to Lenders for each leased facility and for each public warehouse facility in which any Borrower conducts business or maintains Inventory (except for Borrowers' Tennessee facility which Borrowers will fully vacate on or before June 30, 1998).

                           LAW shall mean any law (including common law),
constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                           LENDERS shall mean the financial institutions named
on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

                           LENDER OUTSTANDINGS shall mean the aggregate sum of
all Revolving Credit Loans, Bankers' Acceptance Obligations, Letters of Credit Outstanding and Overadvance Amounts which may exist from time to time under this Agreement.

                           LETTER(S) OF CREDIT shall have the meaning assigned
to that term in Section 2.8.1 and shall include a Standby Letter of Credit and a Trade Letter of Credit.

                           LETTER(S) OF CREDIT BORROWING(S) shall mean an
extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall have been converted into a Revolving Credit Loan under Section 2.4.

                           LETTER OF CREDIT FEES shall mean the Standby Letter
of Credit Issuance Fees, the Agent's Standby Letter of Credit Issuance Fees, the Trade Letter of Credit Issuance Fees, the Agent's Trade Letter of Credit Issuance Fees, the Trade Letter of Credit Negotiation Fees and the Agent's Trade Letter of Credit Negotiation Fees as set forth in Section 2.8.1.2.

                           LETTERS OF CREDIT OUTSTANDING shall mean at any time
the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings.

                           LIEN shall mean any mortgage, deed of trust, pledge,
lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                           LLC INTERESTS shall have the meaning given to such
term in Section 5.7.3.

                           LOAN DOCUMENTS shall mean this Agreement, the
Security Documents, the Indemnity, the Subordination Agreement, the Pledge Agreement, the Notes, the Security Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents.

                           LOAN REQUEST shall have the meaning given to such
term in Section 2.4.

                           LOANS shall mean collectively and LOAN shall mean
separately all Revolving Credit Loans or any Revolving Credit Loan.

                           LOCKBOX AGREEMENT shall mean the Special Deposit
Agreement in substantially the form attached hereto as Exhibit "D" executed and delivered by the Borrowers to the Collateral Agent.

                           LOCKBOX ACCOUNTS shall have the definition assigned
to such term in Section 7.1.14, and shall include all contents therein from time to time, including without limitation all cash and cash equivalents, checks, money orders and deposits of any kind.

                           MATERIAL ADVERSE CHANGE shall mean any set of
circumstances or events which (a) has or could reasonably be expected to have any material adverse change whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrowers taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrowers taken as a whole to duly and punctually pay or perform Borrowers' Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent, Collateral Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                           MATERIAL CONTRACT means any contract or agreement to
which any Borrower is a party or in which any Borrower has a beneficial interest that is or would be required to be disclosed in accordance with Item 10 of Item 601 of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and includes without limitation the contracts described in Section 5.7.21 of this Agreement.

                           MONTH, with respect to an Interest Period under the
Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                           MULTIEMPLOYER PLAN shall mean any employee benefit
plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrowers or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                           MULTIPLE EMPLOYER PLAN shall mean a Plan which has
two or more contributing sponsors (including the Borrowers or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                           NET SUMS DUE shall mean the net amounts due among the
Lenders and the Collateral Agent on the Collateral Agent Reconciliation Date(s), after reconciling (i) the amounts due from Lenders to the Collateral Agent representing the Ratable Share owed by each Lender to the Collateral Agent in connection with advances made by the Collateral Agent to fund Revolving Credit Loans to the Borrowers and Letter of Credit and Bankers' Acceptance reimbursements due to the Agent for the preceding Collateral Agent Reporting Period and (ii) the Ratable Share of collections, principal reductions and payments of interest received by the Collateral Agent during the preceding Collateral Agent Reporting Period which have not yet been remitted to the Lenders and (iii) all fees and other sums due in accordance with this Agreement..

                           NOTES shall mean the Revolving Credit Notes.

                           NOTICES shall have the meaning assigned to that term
in Section 10.6.

                           OBLIGATION(S) shall mean any obligation or liability
of any of the Borrowers, and any Borrower, to the Agent, Collateral Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Bankers' Acceptances, the Banking Relationships or any other Loan Document.

                           OFFICIAL BODY shall mean any national, federal,
state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                           ORIGINAL CREDIT AGREEMENT shall have the meaning
assigned to such term in the Recitals to this Agreement.

                           ORIGINAL LOANS shall mean the credit facilities
extended by the Banks to the Borrowers as defined in and set forth in the Original Credit Agreement.

                           OVERADVANCE FACILITY shall mean increased
availability under the Borrowing Base Limitation of Six Million Dollars ($6,000,000.00) from May 1 through June 30 of each year and from October 1 through October 31 of each year, and Nine Million Dollars

($9,000,000.00) from July 1 through September 30 of each year. The Overadvance Facility shall terminate and all outstanding principal and interest due thereon shall be due and payable immediately upon completion of the initial public offering of common or preferred shares or any other equity interest of any Borrower.

                           OVERADVANCE PERIOD(S) shall have the meaning set
forth in Section 3.1.

                           PARTNERSHIP INTERESTS shall have the meaning given to
such term in Section 5.7.3.

                           PBGC shall mean the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                           PERMITTED INVESTMENT MEANS ANY OF THE FOLLOWING:

                           (a) Investments, if any, existing on the Closing Date
and referred to in Schedule 1.1(C);

                           (b) Investments by any Borrower in any other
Borrower, provided that both at the time of and immediately after giving effect of any such Investment, no Potential Default or Event of Default shall have occurred and be continuing;

                           (c) Readily marketable obligations (having a maturity
not in excess of 12 months from the date of acquisition thereof) of, or fully and unconditionally guaranteed (as to both principal and interest) by, (i) the United States of America or any agency thereof or (ii) the national government or an agency thereof of the jurisdiction under which the Borrower making such Investment is incorporated, except that if NEII sells any of its shares of common stock in an initial public offering, the proceeds of such offering may be invested in such obligations having a maturity not in excess of 36 months from the date of acquisition thereof;

                           (d) negotiable certificates of deposit (having a
maturity not in excess of 12 months from the date of acquisition thereof) evidencing direct obligations of (i) any federally insured commercial bank or trust company organized and operating in the United States of America having capital and surplus and undivided profits of at least $100,000,000 and having the highest or second highest rating available from Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P") or Fitch Investors Service ("Fitch") or (ii) commercial banks incorporated under the laws of the jurisdiction under which the Borrower making such Investment is incorporated, each having a capital and surplus and undivided profits of not less than $100,000,000, and having the highest or second highest rating available from Moody's, S&P or Fitch or an equivalent rating from IBCA;

                           (e) commercial paper (having a maturity not in excess
of 270 days from the date of acquisition thereof) evidencing the direct obligation of any corporation (i) organized and operating in the United States of America and having the highest or second highest rating available from Moody's, S&P or Fitch or (ii) organized under the laws of the jurisdiction under which the Borrower making such Investment is organized (which is other than a state of the United States) and having the highest or second highest rating available from Moody's, S&P or Fitch, or if not rated by the foregoing, the highest or second highest rating available from a comparable rating service;

                           (f) readily marketable obligations for borrowed money
of, or fully and unconditionally guaranteed by, any corporation organized and operating in the United States of America or any tax exempt obligations of any state of the United States of America or any municipality of any such state, in each case having a maturity not in excess of three years from the date of acquisition thereof and having the highest rating available form Moody's or S&P; and

                           (g) shares of so-called "money market funds"
registered under the Investment Company Act of 1940, as amended, organized and operating in the United States of America having total net assets of $1,000,000 or more which invest only in the following instruments, in each case having a maturity not in excess of 12 months from the date of acquisition thereof:

                           (i) certificates of deposit and bankers' acceptances
of the 16 largest banks in the United States;

                           (ii) commercial paper (A) other than that issued by
bank holding companies, consisting only of obligations (1) rated "Prime-1" by Moody's or "A-1" by S&P, or (2) issued by any corporation organized and operating in the United States of America which at the date of investment has an outstanding debt issue which has the highest rating available from Moody's or S&P, or (B) issued by bank holding companies of the 16 largest banks described in clause (i) above;

                           (iii) obligations of the United States Government, or
any agency thereof, and obligations guaranteed by the United States Government; and

                           (iv) repurchase agreements pertaining to the
securities referred to in clauses (i), (ii) and (iii) above.

                           PERMITTED LIENS shall mean certain Purchase Money
Liens in favor of DEML on equipment purchased by DEIL from DEML and on all DEIL Inventory securing the DEML Debt ( up to an amount not to exceed the lesser of $6,700,000.00 or the principal balance outstanding thereon, as further reduced from time to time), provided such Liens and Indebtedness are subordinated pursuant to the Subordination Agreement, together with the following:

                           (i) Liens for taxes, assessments, or similar charges,
incurred in the ordinary course of business and which are not yet due and payable or which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established;

                           (ii) Liens of mechanics, materialmen, warehousemen,
carriers, suppliers, vendors or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable or which have been bonded off to the satisfaction of the Collateral Agent, and Liens of landlords (which have been subordinated to the Liens in favor of the Collateral Agent for the benefit of the Agent, Collateral Agent and the Lenders) securing obligations to pay lease payments that are not yet due and payable or in default;

                           (iii) Attachment or judgment Liens not discharged
within thirty (30) days;

                           (iv) OMITTED;

                           (v) Workers or unemployment compensation Liens
arising in the ordinary course of business that are not yet due and payable;

                           (vi) Purchase money Liens (provided that such Liens
attach only to the assets so purchased and secure only Indebtedness incurred in order to purchase such assets) and Liens securing rental payments under capital lease arrangements, in each case only to the extent permitted under Section 7.2.15;

                           (vii) OMITTED; and

                           (viii) Any Lien in favor of the Agent, Collateral
Agent or the Lenders given to secure the Obligations.

                           PERSON shall mean any individual, corporation,
partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                           PLAN shall mean at any time an employee pension
benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group (and as to the Borrowers which are Hong Kong Limited Liability Companies, all comparable laws and statutes under Hong Kong law).

                           PLEDGE AGREEMENT shall mean the Pledged Collateral
Control Account Agreement in substantially the form of Exhibit "E" attached hereto and made a part hereof, executed and delivered by NEII to the Collateral Agent for the benefit of the Agent, Collateral Agent and the Lenders.

                           PLEDGED COLLATERAL shall mean the property of the
Borrowers in which security interests are to be granted under the Pledge Agreement.

                           POTENTIAL DEFAULT shall mean any event or condition
which with notice, passage of time or a determination by the Agent, Collateral Agent or the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.

                           PRC means the People's Republic of China.

                           PRINCIPAL OFFICE as to the Agent shall mean the main
banking office of the Agent at 5100 Town Center Circle, Suite 430, Boca Raton, FL 33486, and as to the Collateral Agent shall mean the main banking office of the Agent at 600 Peachtree Street, 13th Floor, Atlanta, Georgia 30308.

                           PRIOR SECURITY INTEREST shall mean a valid and
enforceable perfected first-priority security interest in the UCC Collateral, the Pledged Collateral and the Hong Kong Collateral.

                           PROHIBITED TRANSACTION shall mean any prohibited
transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                           PROPERTY shall mean all real property, both owned and
leased, of any Borrower, but does not include any facility utilized for the storage of Borrowers' Property that is a public warehouse.

                           PURCHASE MONEY LIENS shall mean Liens upon tangible
personal property securing loans to any Borrower or deferred payments by such Borrower for the purchase price of such tangible personal property.

                           PURCHASING LENDER shall mean a Lender which becomes a
party to this Agreement by executing an Assignment and Assumption Agreement.

                           RATABLE SHARE shall mean the proportion that a
Lender's Commitment bears to the Commitments of all of the Lenders.

                           REGULATED SUBSTANCES shall mean any substance,
including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a

"hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

                           REGULATION U shall mean Regulation U, T, G or X as
promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                           REIMBURSEMENT OBLIGATION shall mean the Borrowers'
obligations to reimburse a draw or advance under a Letter of Credit or a Bankers' Acceptance.

                           REPORTABLE EVENT shall mean a reportable event
described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                           REPORTING PERIOD(S) shall mean the Collateral Agent
Reporting Period and the Agent Reporting Period.

                           REQUIRED LENDERS shall mean

                                    (i) if there are no Loans, Reimbursement
Obligations, Letter of Credit Borrowings, Letters of Credit Outstanding, Bankers' Acceptance Obligations and Bankers' Acceptance Borrowings outstanding , Lenders whose Commitments aggregate at least 66-2/3% of the Commitments of all of the Lenders, or

                                    (ii) if there are Loans, Reimbursement
Obligations, Letter of Credit Borrowings, Letters of Credit Outstanding, Bankers' Acceptance Obligations or Bankers' Acceptance Borrowings outstanding, any Lender or group of Lenders if the sum of the Loans, Reimbursement Obligations, Letter of Credit Borrowings, Bankers' Acceptance Obligations and Bankers' Acceptance Borrowings of such Lenders then outstanding aggregates at least 66-2/3% of the total principal amount of all of the Loans , Reimbursement Obligations, Letter of Credit Borrowings, Letters of Credit Outstanding, Bankers' Acceptance Obligations and Bankers' Acceptance Borrowings then outstanding. All voting rights of each participating Lender which has failed to make all participation advances in respect thereof, when due in accordance with this Agreement, shall be in favor of the Agent or Collateral Agent (if the Collateral Agent has funded such non-advancing Lender's share).

                           REVOLVING CREDIT BASE RATE OPTION shall mean the
option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1.

                           REVOLVING CREDIT COMMITMENT shall mean, as to any
Lender at any time, the obligation of such Lender to make Loans, to purchase participations in Bankers' Acceptances and to purchase participations in Letters of Credit, such that the sum of the outstanding principal amount of its Loans plus its participation in Reimbursement Obligations, Bankers' Acceptance Obligations and Letters of Credit Outstanding does not exceed the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

                           REVOLVING CREDIT EURO-RATE OPTION shall mean the
option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1.

                           REVOLVING CREDIT LOANS shall mean collectively and
REVOLVING CREDIT LOAN shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1.

                           REVOLVING CREDIT NOTES shall mean collectively and
REVOLVING CREDIT NOTE shall mean separately all the Revolving Credit Notes of the Borrowers in the form of Exhibit "F" evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                           SECTION 20 SUBSIDIARY shall mean the subsidiary of
the bank holding company controlling any Lender, which subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                           SECURED ELIGIBLE DOMESTIC ACCOUNTS shall mean
Eligible Domestic Accounts which are outstanding up to one hundred fifty days
(150) from the date of invoice and are secured by an irrevocable letter of credit in form and content acceptable to the Agent and the Collateral Agent, which is issued or confirmed by a prime bank acceptable to the Agent and the Collateral Agent and the proceeds of which are payable in the United States or Canada.

                           SECURED ELIGIBLE FOREIGN ACCOUNTS shall mean Eligible
Foreign Accounts which are outstanding up to one hundred fifty days (150) from the date of invoice and are secured by an irrevocable letter of credit in form and content acceptable to the Agent and the Collateral Agent, which is issued or confirmed by a prime bank acceptable to the Agent and the Collateral Agent and the proceeds of which are payable in the United States or Canada.

                           SECURITY AGREEMENT(S) shall mean the Amended and
Restated Security Agreement(s) in substantially the form of Exhibit "G" , attached hereto and made a part hereof, executed and delivered by each of the Borrowers in favor of or to the Agent and Collateral Agent for the benefit of the Agent, Collateral Agent and the Lenders.

                           SECURITY DOCUMENTS shall mean the Security
Agreements, the Debentures, the Pledge Agreement, the UCC-1 Financing Statements, UCC-3's, the Lockbox Agreements, the Subordination Agreement and all other documents executed by the Borrowers or any other Person in connection therewith.

                           SHARES shall have the meaning assigned to that term
in Section 5.7.2.

                           STANDARD & POOR'S shall mean Standard & Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc.

                           STANDBY LETTER(S) OF CREDIT shall mean a Letter of
Credit issued to support obligations of one or more of the Borrowers, contingent or otherwise, which finances the working capital and business needs of the Borrowers incurred in the ordinary course of business.

                           SUBORDINATED DEBT shall mean all Indebtedness of the
Borrowers and any Borrower which is subordinate to the Indebtedness and other obligations of the Borrowers or any Borrower to the Lenders or any Lender, pursuant to subordination agreements or other agreements approved by the Required Lenders.

                           SUBORDINATION AGREEMENT shall mean that certain
Amended and Restated Subordination Agreement executed by DURABLE ELECTRICAL METAL FACTORY LIMITED, a Hong Kong Limited Liability Company in favor of the Agent and Collateral Agent, for the benefit of the Agent, Collateral Agent and the Lenders, in form and content satisfactory to the Agent and the Collateral Agent.

                           SUBSIDIARY of any Person at any time shall mean (i)
any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                           TERMINATION DATE shall mean the earlier of the
Expiration Date or such earlier date the Revolving Credit Commitments are terminated and the Obligations of Borrowers to Lenders hereunder become immediately due and payable.

                           TRADE LETTER(S) OF CREDIT shall mean any Letter of
Credit which is a commercial letter of credit issued by the Agent in respect of the purchase of goods or services by one or more of the Borrowers in the ordinary course of their business.

                           TRANSFEROR LENDER shall mean the selling Lender
pursuant to an Assignment and Assumption Agreement.

                           TRANSITION shall mean the completion by the Borrowers
of all actions required to be taken in order to vest ownership of the Borrowers in the post-Transition ownership described in Schedule 5.7.3, attached hereto and made a part of this Agreement.

                           TRANSITION DATE shall mean the date on which the
Borrowers shall have completed the Transition as evidenced by a certificate of same being delivered to the Agent together which such evidence of the Transition as the Agent may reasonably request, but in any event, not later than June 30, 1998.

                           UCC COLLATERAL shall mean the Property of the
Borrowers in which security interests are to be granted under the Security Agreement.

                           UNIFORM COMMERCIAL CODE shall have the meaning
assigned to that term in Section 5.7.16.

                           WCI LICENSE AGREEMENTS means, collectively, (i) that
certain Trademark License Agreement dated as of May 1, 1996 between NEII and White Consolidated Industries, Inc. relating to the use of the White-Westinghouse trademark in connection with the sale of certain audio, video and telecommunications products, (ii) that certain Trademark License Agreement dated as of September 15, 1997 between NEII and White Consolidated Industries, Inc. relating to the use of the White-Westinghouse trademark in connection with the sale of microwave ovens, and (iii) that certain Trademark License Agreement dated as of September 15, 1997 between NEII and White Consolidated Industries, Inc. relating to the use of the Philco trademark in connection with the sale of microwave ovens.

                           WINDMERE means Windmere-Durable Holdings, Inc., a
Florida corporation.

                           WINDMERE INDEBTEDNESS means the June 1997 Two Million
Dollar ($2,000,000.00) working capital loan from Windmere to NEII and the August 1997 Three Million Dollar ($3,000,000.00) revolving loan from Windmere to NEII, which loans shall be repaid in full with the proceeds of the Loans.

                           WINDMERE NOTES means, collectively, (i) that certain
promissory note of Windmere Corporation dated April 16, 1996 payable to the order of NEII in the principal amount of $3,000,000, $2,500,000 of which has been repaid and of which $500,000 remains outstanding, and (ii) that certain promissory note of Windmere Corporation dated April 16, 1996 payable to the order of NEII in the principal amount of $2,000,000.

                  1.2 CONSTRUCTION.

                  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                           1.2.1 NUMBER; INCLUSION.

                           References to the plural include the singular, the
plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                           1.2.2 DETERMINATION.

                           References to "determination" of or by the Agent,
Collateral Agent or the Lenders shall be deemed to include good-faith estimates by the Agent, Collateral Agent, or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Agent, Collateral Agent, or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                           1.2.3 AGENT'S DISCRETION AND CONSENT.

                           Whenever the Agent, Collateral Agent, or the Lenders
are granted the right herein to act in its or their sole discretion or to grant or withhold consent, such right shall be exercised in good faith;

                           1.2.4 DOCUMENTS TAKEN AS A WHOLE.

                           The words "hereof," "herein," "hereunder," "hereto"
and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                           1.2.5 HEADINGS.

                           The section and other headings contained in this
Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                           1.2.6 IMPLIED REFERENCES TO THIS AGREEMENT.

                           Article, section, subsection, clause, schedule and
exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                           1.2.7 PERSONS.

                           Reference to any Person includes such Person's
successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                           1.2.8 MODIFICATIONS TO DOCUMENTS.

                           Reference to any agreement (including this Agreement
and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                           1.2.9 FROM, TO AND THROUGH.

                           Relative to the determination of any period of time,
"from" means "from and including," "to" means "to but excluding," and "through" means "through and including";

                           1.2.10 SHALL; WILL.

                           References to "shall" and "will" are intended to have
the same meaning; and

                           1.2.11 NEUTRAL INTERPRETATION.

                           This Agreement and each other Loan Document has been
thoroughly reviewed by counsel for the Borrowers. No provision of this Agreement or other Loan Document shall be construed less favorably to the Agent, Collateral Agent, or the Lenders because it was drafted by the Agent's counsel.

                  1.3 ACCOUNTING PRINCIPLES.

                  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; PROVIDED, HOWEVER, that all accounting terms used in this Agreement (and all defined terms used in the definition of any accounting term used in this Agreement shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements


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

referred to in this Agreement. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in this Agreementbased upon the Borrowers' regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrowers' financial statements at that time.

                          2. REVOLVING CREDIT FACILITY

                  2.1 REVOLVING CREDIT COMMITMENTS.

                  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrowers at any time and from time to time on or after the date hereof to the Termination Date, provided that after giving effect to such Loans the aggregate amount of Loans from such Lender when added to such Lender's Ratable Share of all Reimbursement Obligations, Bankers' Acceptance Obligations, Bankers' Acceptance Borrowings, Letters of Credit Outstanding and Letter of Credit Borrowings, shall not exceed at any one time such Lender's Revolving Credit Commitment and with the aggregate amount of all Lender Outstandings being subject to the Borrowing Base Limitation. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.

                  2.2 NATURE OF LENDERS' OBLIGATIONS WITH RESPECT TO REVOLVING CREDIT LOANS.

                  Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Reimbursement Obligations, Bankers' Acceptance Obligations, Bankers' Acceptance Borrowings, Letters of Credit Outstanding and Letter of Credit Borrowings. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date or any earlier date the Revolving Credit Commitments are terminated pursuant to this Agreement. In no event shall (i) the Collateral Agent be required to advance any Loans or the Agent be required to issue any Letters of Credit or create any Bankers' Acceptances, or (ii) the Lenders be required to make any advances to or on behalf of Borrowers, following a Potential Default or an Event of Default hereunder, except that (i) the Collateral Agent shall be required to advance Loans in accordance with Section 2.8.1 and Section 2.8.2 hereof for the purpose of reimbursing Agent for all principal, interest, fees and other sums due in connection with all Letters of Credit and Bankers' Acceptances which are issued, converted or created, or which mature or are unpaid or unreimbursed at the time of or after such Potential Default or Event of Default, and (ii) the Lenders shall make advances to the


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

Agent or Collateral Agent in amounts necessary to fund such Lender's Ratable Share of all Loans advanced by the Collateral Agent on each Lender's behalf pursuant to this Section 2.2, as well as Section 2.4 and Section 9.16 of this Agreement and all Letters of Credit and Bankers' Acceptances which mature or are unpaid or unreimbursed at the time of or after such Potential Default or Event of Default, including all principal, interest, fees and other sums due thereon.

                  2.3 COMMITMENT AND ADMINISTRATION FEES.

                  (a) COMMITMENT FEES. The Borrowers agree to pay to the Agent for the account of each Lender, as consideration for such Lender's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to thirty-five basis points (0.35%) of the amount of the Lenders' Revolving Credit Commitments as the same may be constituted from time to time, said Commitment Fee to be shared among the Lenders as set forth in Schedule 2.3(a) attached hereto and made a part hereof. The Commitment Fees shall be payable in four quarterly installments commencing on the Closing Date and continuing on the first Business Day of each calendar quarter thereafter until paid in full.

                  (b) ADMINISTRATION FEE. The Borrowers agree to pay to the Collateral Agent for its own account an Administration Fee equal to Fifty Thousand Dollars ($50,000.00) per annum, payable in quarterly installments of Twelve Thousand Five Hundred Dollars ($12,500.00), commencing on the Closing Date and continuing on the first Business Day of each calendar quarter thereafter, through and including the Expiration Date.

                  2.4 REVOLVING CREDIT LOAN REQUESTS.

                  (a) Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Collateral Agent, not later than 10:00 a.m., New York, New York time, (i) two (2) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit "H", in writing by letter, facsimile or telex in such form (each, a "Loan Request"). Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be not less than $1,000,000.00 for each Borrowing Tranche to which the Euro-Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche. Subject to Section 6.2 [Each Additional Loan], the Collateral Agent will fund such Revolving Credit Loans to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office of the Collateral Agent.

                  (b) Revolving Credit Loans will be made based on the most recent Borrowing Base Certificate submitted by Borrowers to the Collateral Agent. The Borrowing Base Certificate shall be submitted by Borrowers to the Collateral Agent one time per month in each fiscal year of Borrowers, or more frequently as reasonably required by the Collateral Agent.

                  (c) The Borrowers shall furnish to the Collateral Agent, monthly on or before the twentieth (20) day of each month, a report of Eligible Accounts, Eligible Inventory, Eligible In-Transit White-Westinghouse Inventory, Eligible In-Transit Inventory and such other reports and documentation as shall be reasonably required by the Collateral Agent.

                  2.5 MAKING REVOLVING CREDIT LOANS.

                  On each Collateral Agent Reconciliation Date, the Collateral Agent shall furnish the Lenders with a Collateral Agent Reconciliation Report for the immediately preceding Collateral Agent Reporting Period, specifying: (i) the Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Lenders of such Revolving Credit Loans as determined by the Collateral Agent in accordance with Section 2.2 [Nature of Lenders' Obligations]. Each Lender shall remit to the Collateral Agent any Net Sums Due from such Lender, on or before 2:00 p.m., New York, New York time on the Collateral Agent Reconciliation Date, PROVIDED that, if any Lender fails to remit such funds to the Collateral Agent in a timely manner, such Lender shall be subject to the repayment obligation in Section 9.16 [Availability of Funds].

                  2.6 REVOLVING CREDIT NOTES.

                  The Obligations of the Borrowers to each Lender under the Revolving Credit Commitments shall be evidenced by Revolving Credit Notes dated the Closing Date payable to the order of each such Lender, substantially in the form of Exhibit "F" attached hereto.

                  2.7 USE OF PROCEEDS.

                  The proceeds of the Revolving Credit Loans shall be used to refinance the Original Loans, to facilitate Borrowers' trade finance activities, to repay the Windmere Indebtedness and other indebtedness of the Borrowers to Joel Newman and to finance working capital needs of Borrowers.

                  2.8 LETTERS OF CREDIT AND BANKERS' ACCEPTANCES SUBFACILITIES.

                           2.8.1 LETTERS OF CREDIT SUBFACILITY

                                    2.8.1.1 CREATION. Subject to the terms and
conditions hereof, so long as no Potential Default or Event of Default exists hereunder, the Agent, in reliance on the agreements of the Lenders set forth in this Section 2.8.1.1, agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of the applicant Borrower on any Business Day, in such form as may be approved from time to time by the Agent; provided that the Agent shall have no obligation to issue any Standby Letter of Credit if, after giving effect to such issuance the Standby Letter of Credit Outstandings would exceed at any time Two Million Dollars ($2,000,000.00) or issue any Letter of Credit if, after giving effect to such issuance the Letter of Credit would cause the Lender Outstandings to exceed the lesser of the Borrowing Base Limitation or the Revolving Credit Commitments. Each Letter of Credit shall (aa) be denominated in Dollars and shall be a Standby Letter of Credit or a Trade Letter of Credit (bb) as to Standby Letters of Credit expire no later than 180 days after issuance and
(cc) as to Trade Letters of Credit, expire within 90 days of issuance, but in any event no later than the date which is one (1) Business Day prior to the Expiration Date. Each Friday, the Agent shall furnish to the Lenders a written report of all Letters of Credit outstanding.

                                    Each Standby Letter of Credit shall be used
only to secure bid, tender, customs, surety, payment, performance or similar bonds needed by a Borrower in the ordinary course of business, and, with the consent of the Required Lenders, for other general corporate purposes.

                                    Each Trade Letter of Credit shall (aa)
require presentation of either a sight draft or a time draft with a maturity no later than 30 days after its date, a bill of lading and whatever other documents the Agent considers necessary or desirable to give it control over and a perfected security interest in the related goods, (bb) have an expiration date no later than 90 days after the date of issuance of such Trade Letter of Credit,
(cc) be used only for the shipment or importation of Inventory of a Borrower and the payment of the purchase price thereof (inclusive, at the election of the Borrowers, of freight and insurance charges), (dd) shall indicate only the Borrower requesting it as the account party (however the Borrowers shall be jointly and severally liable for all obligations thereunder) on the face of the Trade Letter of Credit and (ee) be otherwise reasonably acceptable to the Agent in form and content.

                                    2.8.1.2 LETTERS OF CREDIT AND BANKERS'
                                    ACCEPTANCE FEES.

                                    (a) STANDBY LETTERS OF CREDIT.

                                    The Borrowers shall pay immediately upon the
issuance and renewal of each Standby Letter of Credit, (aa) to the Agent, for the ratable account of the Lenders a nonrefundable fee (the "Standby Letter of Credit Issuance Fees") equal to one and one-quarter percent (1.25%) per annum (but not less than seventy-five dollars ($75.00 for each Letter of Credit), and (bb) to the Agent for its own account a nonrefundable fronting fee equal to one-quarter of one percent (.25%) per annum, (the fees due to Agent pursuant to (bb) above being referred to as the "Agent's Standby Letter of Credit Issuance Fees"). The fees required in (aa) and (bb) immediately above shall be based on a year of 360 days and computed for the actual number of days to elapse in the initial term or renewal term (as the case may be) of the applicable Standby Letter of Credit, and shall, for each Standby Letter of Credit, be payable in full in advance on the date such Standby Letter of Credit is issued or renewed (as the case may be) based on the stated amount of such Standby Letter of Credit. The Agent shall have no obligation to advance any portion of the Standby Letter of Credit Fees to any Lender who has failed to remit to Agent or Collateral Agent (and Agent may set off such Standby Letter of Credit Fees against) sums otherwise due Agent or Collateral Agent from such Lender under this Agreement. The Agent shall be entitled to assume that each Lender will fund its ratable share of all sums due under this Agreement unless Agent receives prior written notice from the Collateral Agent or such Lender to the contrary on or before the Business Day prior to the requested funding date.

                                    (b) TRADE LETTERS OF CREDIT.

                                    The Borrowers shall pay (aa) to the Agent
for the ratable account of the Lenders upon issuance of Trade Letters of Credit a non-refundable issuance fee (the "Trade Letter of Credit Issuance Fee") equal to seven and one-half (7-1/2) basis points (.075%) (but not less than seventy-five dollars ($75.00 for each Letter of Credit) and (bb) to the Agent for its own account a nonrefundable fronting fee equal to five (5) basis points (.05%), together with any additional charges imposed by Agent, all such fees being computed on the stated amount of each Trade Letter of Credit (the fees due to Agent pursuant to (bb) immediately above being referred to as the "Agent's Trade Letter of Credit Issuance Fees). The Borrowers shall pay (aa) to the Agent for the ratable account of the Lenders upon negotiation of Trade Letters of Credit a non-refundable negotiation fee (the "Trade Letter of Credit Negotiation Fees") equal to five (5) basis points (.05%) ( but not less than seventy-five dollars ($75.00 for each Letter of Credit) and (bb) to the Agent for its own account a nonrefundable fronting fee equal to seven and one-half (7-1/2) basis points (.075%), together with any additional charges imposed by Agent, all such fees being computed on the stated amount of each Trade Letter of Credit (the fees due to Agent pursuant to (bb) above being referred to as the "Agents Trade Letter of Credit Negotiation Fees"). The Agent shall have no obligation to advance any portion of the Trade Letter of Credit Negotiation Fees or the Trade Letter of Credit Issuance Fees to any Lender who has failed to remit to Agent or Collateral Agent (and Agent may set off such Trade Letter of Credit Issuance Fees against) sums otherwise due Agent or Collateral Agent from such Lender under this Agreement. The Agent shall be entitled to assume that each Lender will fund its ratable share of all sums due under this Agreement unless Agent receives prior written notice from the Collateral Agent or such Lender to the contrary on or before the Business Day prior to the requested funding date.

                                    2.8.1.3 APPLICATION. The Borrowers may from
time to time request the issuance of a Letter of Credit by delivering to the Collateral Agent at its Principal Office (or such other location designated by Collateral Agent), an application or agreement therefor in form and substance satisfactory to Agent and completed to the satisfaction of the Agent, and such other certificates, documents, and other papers and information as Agent may request (collectively, a "Letter of Credit Application"). Upon receipt of a Letter of Credit Application, the Collateral Agent shall determine the availability of new Letters of Credit hereunder within such period of time as shall, if such availability shall exist and if the Letter of Credit Application has been delivered to the Collateral Agent prior to 10:00 a.m. New York, New York time on a Business Day, result in delivery by the Collateral Agent to the Agent of the Letter of Credit Application and the Collateral Agent's determination with respect thereto prior to 11:00 a.m. New York, New York time on the same Business Day. If the Letter of Credit Application has been delivered by a Borrower after 10:00 A.M., such determination shall be made by the Collateral Agent within such time as shall result in its determination and the Letter of Credit Application being delivered to the Agent no later than 11:00 a.m. New York, New York time on the next Business Day. Subject to the terms hereof and of the Letter of Credit Application, if the Letter of Credit Application and the Collateral Agent's favorable determination with respect thereto have been delivered to the Agent prior to 11:00 a.m. New York, New York time on a Business Day, the Agent shall use best efforts to issue the requested Letter of Credit on the Business Day immediately following delivery by the Collateral Agent to the Agent of the Letter of Credit Application and the Collateral Agent's favorable determination with respect thereto, PROVIDED, HOWEVER, that if the Letter of Credit Application and the favorable determination of the Collateral Agent is received by the Agent after 11:00 a.m. New York, New York time, the Agent shall use best efforts to issue such Letter of Credit on the second Business Day following delivery by the Collateral Agent to the Agent of the Letter of Credit Application and the Collateral Agent's favorable determination with respect thereto. Subject to the terms hereof and of the Letter of Credit Application, the Agent shall issue the Letter of Credit by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by Agent and Borrowers. Agent shall furnish a copy of such Letter of Credit to the Borrowers promptly following the issuance thereof. Each Borrower agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto, except in the case of gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction). In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit. Upon issuance by the Agent of a Letter of Credit the Agent shall notify the Collateral Agent and the Collateral Agent shall (to the extent the Borrowers' have failed to do so) immediately reimburse the Agent the full amount of all Standby Letter of Credit Issuance Fees, Agent's Standby Letter of Credit Issuance Fees, all Trade Letter of Credit Issuance Fees and all Agent's Trade Letter of Credit Issuance Fees, together with an amount sufficient to pay to the Agent any other sums due in connection with the issuance of the Letter of Credit, by advancing a Revolving Credit Loan in such amount directly into the applicant Borrowers' account maintained with the Collateral Agent , for debit by the Agent so as to immediately eliminate the liability of Borrowers to Agent pertaining to such Letter of Credit. Upon the issuance of each Letter of Credit by the Agent, the Agent shall be authorized and is hereby authorized and directed, to debit the operating account maintained at the Collateral Agent by the applicant Borrower or any other account of any Borrower in an amount sufficient to pay to the Agent the fees and charges due in connection with the Letter of Credit.

                                    2.8.1.4 PURCHASE OF PARTICIPATIONS. The
Agent irrevocably agrees to grant and hereby grants to each other Lender, and, to induce the Agent to issue Letters of Credit hereunder, each such other Lender irrevocably agrees, immediately upon issuance of each Letter of Credit, and without any further action required of the Agent or such Lender, to accept and purchase and hereby accepts and purchases from the Agent, on the terms and conditions herein stated, for such Lender's own account and risk, an undivided interest equal to such Lender's Ratable Share in the Agent's obligations and rights under each Letter of Credit issued hereunder, and the amount of each draft paid by the Agent thereunder, except for the Agent's Standby Letter of Credit Issuance Fees, Agent's Trade Letter of Credit Issuance Fees, and Agent's Trade Letter of Credit Negotiation Fees. Upon payment by the Agent of a draft under a Letter of Credit the Agent shall notify the Collateral Agent and the Collateral Agent shall (to the extent the Borrowers have failed to do so) immediately reimburse the Agent the full amount of such payment by the Agent, together with an amount sufficient to pay to the Agent any other sums due in connection with the issuance and payment of the Letter of Credit, including without limitation, Trade Letter of Credit Negotiation Fees and Agent's Trade Letter of Credit Negotiation Fees, by advancing a Revolving Credit Loan in such amount directly into the requesting Borrower's account maintained with the Collateral Agent, for debit by the Agent so as to immediately eliminate the liability of Borrowers to Agent pertaining to such Letter of Credit. The Agent shall be authorized and is hereby authorized and directed, to debit the operating account maintained at the Collateral Agent by the applicant Borrower or any other account of any Borrower in an amount sufficient to pay to the Agent the principal amount paid, interest, fees and charges due in connection with the Letter of Credit. Each Lender unconditionally and irrevocably agrees that, if a draft is paid under any Letter of Credit for which the Agent is not reimbursed in full by the Borrowers pursuant to this Agreement and the Letter of Credit Application (including the amount paid by the Agent and any other sums due in connection with the payment of the Letter of Credit), such Lender shall immediately pay to the Collateral Agent, on the next Collateral Agent Reconciliation Date at the Principal Office of Collateral Agent all sums due, or any part thereof, which is not so reimbursed. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that Agent has not been immediately reimbursed by the Borrowers or by the Collateral Agent (pursuant to an advance of a Revolving Credit Loan hereunder or otherwise) for any payment made by Agent in connection with such Letter of Credit (including the amount paid by the Agent and any other sums due in connection with the payment of the Letter of Credit), each Lender shall, in accordance with its Ratable Share, reimburse the Agent promptly on demand by Agent for the amount of such payment (including the amount paid by the Agent and the fees and charges due in connection with the payment of the Letter of Credit). The obligation of each Lender to so reimburse Agent or Collateral Agent shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or Potential Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse Agent for the amount of any payment made by the Agent under the Letter of Credit, together with interest at the rate provided in
Section 4 and the fees and charges due in connection with the payment of the Letter of Credit. Borrowers hereby specifically acknowledge and agree that in the event Borrowers fail to perform in accordance with the terms of the Letters of Credit, the applications and documents related thereto or this Agreement as it relates to such Letters of Credit, each Lender shall have a claim against Borrowers, to the extent of such Lender's Ratable Share of such Letter of Credit.

                                    2.8.1.5 LENDERS' REIMBURSEMENT OF AGENT AND
COLLATERAL AGENT. If any amount required to be paid by any Lender to the Agent or Collateral Agent pursuant to Section 2.8.1.4 above and Section 2.12 below in respect to any portion of any payment made or reimbursed by the Agent or Collateral Agent under any Letter of Credit is not paid to the Agent or Collateral Agent on the date such payment is due, such Lender shall pay to the Agent or Collateral Agent, as applicable, on demand an amount equal to the product of such amount, times the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Agent or Collateral Agent, as applicable, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to Section 2.8.1.4 above or
Section 2.12 below, is not in fact made available to the Agent or Collateral Agent, as applicable, by such Lender within three (3) Business Days after the date such payment is due, the Agent or the Collateral Agent, as applicable, shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum then applicable to Base Rate Option Loans hereunder. A certificate of the Agent or Collateral Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. Until such time as Lenders fund their Ratable Shares of drafts, and any other sums due in connection with the payment of any Letter of Credit paid under this Section, the Agent or Collateral Agent, as applicable, shall (with respect to any unfunded Lenders) keep for its own account all interest, fees and charges accrued on advances made in connection therewith.

                                    2.8.1.6 REDISTRIBUTION TO LENDERS. Whenever,
at any time after the Agent or Collateral Agent has made payment under any Letter of Credit and has received from any Lender its Ratable Share of such payment, fees and charges in accordance with Section 2.8.1.5 above, the Agent or Collateral Agent receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise) or any payment of fees, charges or interest on account thereof, the Agent or Collateral Agent, as applicable, will promptly on the next Agent Reconciliation Date or Collateral Agent Reconciliation Date, as applicable, distribute to such Lender its Ratable Share thereof; provided, however, that in the event that any such payment received by the Agent or Collateral Agent shall be required to be returned by the Agent or Collateral Agent, such Lender shall immediately upon demand by the Agent or Collateral Agent, as applicable, return to the Agent or Collateral Agent, as applicable, the portion thereof previously distributed by the Agent or Collateral Agent, as applicable.

                                    2.8.1.7 PAYMENT. Borrowers agree, subject to
the provisions of this Section 2.8.1.7 set forth below, to reimburse and repay the Agent immediately on the Business Day on which the Agent pays a draft presented under any Letter of Credit, for the amount of such draft so paid together with the fees and charges due in connection with the payment of the Letter of Credit. Each such payment shall be made to the Agent at its Principal Office immediately on the Business Day on which the Agent pays a draft presented under any Letter of

Credit in Dollars and in immediately available funds. Interest shall be due and payable on the amount so paid on such draft, until reimbursed in full, at the rate set forth in, and in accordance with the provisions contained in Section 4.

                                    To the extent Loans are available under the
Revolving Credit Commitments and to finance the Reimbursement Obligations of Borrowers under this Section 2.8.1.7, Borrowers irrevocably authorize and direct the Collateral Agent and the Lenders to treat each such advance by Agent in payment of a draft under Letters of Credit as a request for a Revolving Credit Loan in the amount of such advance, together with the fees and charges due in connection with the payment of the Letter of Credit, to issue Revolving Credit Loans simultaneously with any such advance in the aggregate amount of such advance, together with the fees and charges due in connection with the payment of the Letter of Credit, and to credit the proceeds of such Revolving Credit Loans so as to immediately eliminate the liability of Borrowers to Agent pertaining to such Letter of Credit and immediately eliminate the liability of each other Lender to Agent with respect to its liability to Agent relating to such Letter of Credit. Revolving Credit Loans advanced for this purpose shall bear interest at the rate set forth in, and in accordance with the provisions contained in, Section 4.1. The Collateral Agent will notify the Lenders of the amount required to be advanced pursuant to the Letters of Credit before 10:00 a.m. New York, New York time on the Collateral Agent Reconciliation Date immediately following the date of any advance the Agent or Collateral Agent is required to make pursuant to the Letters of Credit. On the Collateral Agent Reconciliation Date each Lender shall make available such Lender's Ratable Share of such advance in immediately available funds to the Collateral Agent.

                                    2.8.1.8 ICC PUBLICATION NO. 500. Each Letter
of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as amended or revised from time to time ("UCP 500") and, to the extent not inconsistent therewith, the laws of the State of New York. The responsibility of Agent to a Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to those responsibilities set forth in UCP 500.

                                    2.8.1.9 CONDITIONS TO ISSUANCE. Agent shall
not be obligated to and shall not issue any Letter of Credit hereunder during the existence of or which would result in an Event of Default or Potential Default or if such issuance would conflict with, or cause Agent or any Lender to exceed any limits imposed by, any applicable Law.

                                    2.8.1.10 COSTS AND EXPENSES. In addition to
the Letter of Credit fees and Bankers' Acceptance Fees provided for herein, the Borrowers shall pay or reimburse Agent (for Agent's own account) for such normal and customary costs and expenses as are incurred or charged by Agent in issuing, creating, effecting payment under, amending or otherwise administering any Letter of Credit issued by Agent or any Bankers' Acceptance created or draft paid in connection with any Bankers' Acceptance.

                                    2.8.1.11 UNCONDITIONAL OBLIGATIONS,
LIMITATION ON LIABILITY. The Borrowers' obligations under Section 2.8.1 and each Lender's obligations under

Section 2.8.1 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers or any Lender may have or have had against the Agent or any beneficiary of a Letter of Credit. As between any Borrower and the Agent, such Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee; or (h) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder.

                                    In furtherance and extension and not in
limitation of the specific provisions set forth above, the Borrowers and each Lender agree that any action taken or omitted by Agent under or in connection with any Letter of Credit or the related drafts or documents shall be binding on the Borrowers and each Lender and shall not result in any liability of Agent to Borrowers or any Lender, except in the case of Agent's gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction).

                                    2.8.1.12 INCONSISTENCIES. To the extent that
any provision of any Letter of Credit Application related to any Letter of Credit is irreconcilably inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

                                    2.8.1.13 INSOLVENCY. If the Agent is
required at any time to pay or return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by any Borrower to the Agent pursuant to this
Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith pay to the Agent the amount of its Ratable Share of any amounts so paid or returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

                           2.8.2 BANKERS' ACCEPTANCE SUBFACILITY.

                                    2.8.2.1 CREATION. Subject to the terms and
conditions hereof, so long as no Potential Default or Event of Default exists hereunder, at any time and from time to time, the Borrowers may elect to convert into a Bankers' Acceptance any drawing under a Trade Letter of Credit providing for presentation of time drafts. The Agent, in reliance on the agreements of the Lenders set forth in this Section 2.8.2, shall convert any drawing under a Trade Letter of Credit into a Bankers' Acceptance as Borrowers may request by notice to the Collateral Agent in accordance with the procedure set forth in Section 2.8.2.3; PROVIDED that, after giving effect to any such Bankers' Acceptance, the aggregate amount of all Bankers' Acceptance Obligations shall not exceed Ten Million Dollars ($10,000,000.00) (the "Bankers' Acceptance Sublimit" and the Lender Outstandings shall not exceed the lesser of the Borrowing Base Limitation or the Revolving Credit Commitments. The maturity of any Bankers' Acceptance shall not extend beyond the Bankers' Acceptance Termination Date. Each Bankers' Acceptance shall be executed on behalf of Borrowers and presented to the Agent pursuant to such procedures as are provided for or required by Agent. The creation and maturity date of each Bankers' Acceptance shall be Business Days. Notwithstanding the foregoing, the Agent shall not create or discount any Bankers' Acceptance (i) that is not "ELIGIBLE" pursuant to paragraph 7 of
Section 13 of the Federal Reserve Act (12 U.S.C. ss.372), as amended from time to time, or (ii) if creation thereof would cause the Agent to exceed the maximum amount of outstanding bankers' acceptances permitted by applicable law or under the Bankers' Acceptance Sublimit, or (iii) if, in the reasonable opinion of the Agent, general conditions in the public market for rediscounting bankers' acceptances render it inadvisable to do so.

                                    2.8.2.2 BANKERS' ACCEPTANCE FEES. Upon the
conversion of any drawing under a Trade Letter of Credit to a Bankers' Acceptance, Borrowers shall pay (aa) to the Agent for the ratable account of the Lenders a nonrefundable fee (the "Bankers' Acceptance Creation Fees") equal to one and one-quarter percent (1.25%) per annum and (bb) to the Agent for its own account a nonrefundable administrative fee equal to one-quarter of one percent (.25%) per annum (the fees due to Agent pursuant to (bb) above being referred to as the "Agent's Bankers' Acceptance Fees"). The fees required in (aa) and (bb) immediately above, shall be computed on the face amount of each Bankers' Acceptance, based upon a year of 360 days and computed for the actual number of days from the creation of the relevant Bankers' Acceptance to and excluding the stated maturity thereof. Agent shall have no obligation to advance any portion of the Bankers' Acceptance Fees to any Lender who has failed to remit to Agent (and Agent may set off such Bankers' Acceptance Fees against) sums otherwise due Agent from such Lender under this Agreement. The Agent shall be entitled to assume that each Lender will fund its ratable share of all sums due under this Agreement unless Agent receives prior written notice from the Collateral Agent or such Lender to the contrary on or before the Business Day prior to the requested funding date.

                                    2.8.2.3 APPLICATION. The Borrowers may from
time to time request the Collateral Agent to convert any drawing under a Trade Letter of Credit into a Bankers' Acceptance, by indicating such election on the Letter of Credit Applications submitted to the Collateral Agent. Upon receipt by the Agent of any draft upon, or other notice of drawing under, a Trade Letter of Credit, the Agent shall promptly give the Collateral Agent and Borrowers written notice of the amount of such draft or drawing, of the Trade Letter of Credit against which it is drawn and of the date upon which the Agent proposes to honor such draft. Upon presentation to the Agent of a Bankers' Acceptance for payment, the Agent shall notify the Collateral Agent of such presentation. Upon each request by Borrowers for a Trade Letter of Credit which will be converted into a Bankers' Acceptance, the Collateral Agent shall determine the availability of new Bankers' Acceptances. In no event will the Borrowers be entitled to request or the Agent be required to issue any Trade Letter of Credit for which a Borrower has selected the Bankers' Acceptance conversion option ( a "Trade LC With BA Option"), if when added to the aggregate of all issued and outstanding or unreimbursed Trade LC's With BA Options, and all outstanding or unreimbursed Bankers' Acceptances, such sum would exceed the Bankers' Acceptance Sublimit or result in a Potential Default or an Event of Default. Each Borrower agrees to be bound by the terms of the Agent's written regulations and customary practices relating to Bankers' Acceptances. In the event of a conflict between such regulations and customary practices and this Agreement, this Agreement shall govern. It is understood and agreed that the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in the Bankers' Acceptances or any modifications, amendments or supplements thereto, except in the case of Agent's gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction). In determining whether to convert any drawing under a Trade Letter of Credit into a Bankers' Acceptance, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Trade Letter of Credit or Bankers' Acceptances have been delivered and that they comply on their face with the requirements of such Trade Letter of Credit or Bankers' Acceptances. Upon the issuance of or conversion to each Bankers' Acceptance by the Agent, the Agent shall notify the Collateral Agent and the Collateral Agent shall (to the extent the Borrowers' have failed to do so) immediately reimburse the Agent the full amount of all Bankers' Acceptance Creation Fees and Agent's Bankers' Acceptance Fees, together with an amount sufficient to pay to the Agent any other sums due in connection with the issuance of the issuance of or conversion to each Bankers' Acceptance, by advancing a Revolving Credit Loan in such amount directly into the applicant Borrowers' account maintained with the Collateral Agent , for debit by the Agent so as to immediately eliminate the liability of Borrowers to Agent pertaining to such Bankers' Acceptance. Upon the issuance of or conversion to each Bankers' Acceptance by the Agent the Agent shall be authorized and is hereby authorized and directed, to debit the operating account maintained at the Collateral Agent by the applicant Borrower, or any other account of any Borrower, in an amount sufficient to pay to the Agent the fees and charges due in connection with the Bankers' Acceptance.

                                    2.8.2.4 PURCHASE OF PARTICIPATIONS. The
Agent irrevocably agrees to grant and hereby grants to each other Lender, and to induce Agent to convert any drawing under a Trade Letter of Credit into a Bankers' Acceptance and create Bankers' Acceptances hereunder, each such other Lender irrevocably agrees immediately upon creation of each Bankers' Acceptance and without any further action required of the Agent or such Lender, to accept and purchase and hereby accepts and purchases from the Agent, on the terms and conditions herein stated, for such Lender's own account and risk, an undivided interest equal to such Lender's

Ratable Share in the Agent's obligations and rights under each Bankers' Acceptance created hereunder, and the amount of each draft paid by the Agent thereunder, except for the Agent's Bankers' Acceptance Fees. Upon payment by the Agent of a draft under a Bankers' Acceptance the Agent shall notify the Collateral Agent and the Collateral Agent shall (to the extent the Borrowers' have failed to do so) immediately reimburse the Agent the full amount of such payment by the Agent together with an amount sufficient to pay to the Agent any other sums due in connection with the payment of the Bankers' Acceptance, by advancing a Revolving Credit Loan in such amount directly into the applicant Borrower's account maintained with the Collateral Agent, for debit by the Agent so as to immediately eliminate the liability of Borrowers to Agent pertaining to such Bankers' Acceptance. Upon the payment of each Bankers' Acceptance by the Agent the Agent shall be authorized and is hereby authorized and directed, to debit the operating account maintained at the Collateral Agent by the applicant Borrower, or any other account of any Borrower, in an amount sufficient to pay to the Agent the principal amount paid, interest, fees and charges due in connection with the Bankers' Acceptance. Each Lender unconditionally and irrevocably agrees that, if a draft is paid or an advance is made by Agent pursuant to any Bankers' Acceptance for which the Agent is not reimbursed in full by Borrowers pursuant to this Agreement (including the amount paid by the Agent and any other sums due in connection with the payment of the draft), such Lender shall immediately pay to the Collateral Agent on the next Collateral Agent Reconciliation Date at the Principal Office of Collateral Agent all sums due, or any part thereof, which is not so reimbursed. Without limiting the scope and nature of each Lender's participation in any Bankers' Acceptance, to the extent that Agent has not been immediately reimbursed by the Borrowers or the Collateral Agent (pursuant to an advance of a Revolving Credit Loan hereunder or otherwise) for any payment made by Agent in connection with such Bankers' Acceptance or draft (including the amount paid by the Agent and any other sums due in connection with the payment of the Bankers' Acceptance or draft), each Lender shall, in accordance with its Ratable Share, reimburse the Agent promptly on demand by Agent for the amount of such payment (including the amount paid by the Agent and any other sums due in connection with the payment of the Bankers' Acceptance or draft). The obligation of each Lender to so reimburse Agent or Collateral Agent shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or Potential Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse Agent for the amount of any payment made by the Agent under the Bankers' Acceptance, together with interest at the rate provided in Section 4 hereof and any other sums due in connection with the payment of the Bankers' Acceptance or draft. Borrowers hereby specifically acknowledge and agree that in the event Borrowers fail to perform in accordance with the terms of the Bankers' Acceptance, the documents related thereto or this Agreement as it relates to such Bankers' Acceptance, each Lender shall have a claim against Borrowers, to the extent of such Lender's Ratable Share of such Bankers' Acceptance.

                                    2.8.2.5 LENDERS' REIMBURSEMENT OF AGENT AND
COLLATERAL AGENT. If any amount required to be paid by any Lender to the Agent or Collateral Agent pursuant to Section 2.8.2.4 above and Section 2.12 below in respect to any portion of any payment made or reimbursed by the Agent or Collateral Agent under any Bankers' Acceptance is not paid to the Agent or Collateral Agent, as applicable, on the date such payment is due, such Lender shall pay to the Agent or Collateral Agent on demand an amount equal to the product of such amount, times the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Agent or Collateral Agent, as applicable, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to Section 2.8.2.4 above or Section 2.12 below, is not in fact made available to the Agent or Collateral Agent, as applicable, by such Lender within three (3) Business Days after the date such payment is due, the Agent or Collateral Agent , as applicable, shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum then applicable to Base Rate Option Loans hereunder. A certificate of the Agent or Collateral Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. Until such time as Lenders fund their Ratable Shares of drafts and any other sums due in connection with any payment under this Section, the Agent or Collateral Agent, as applicable, shall (with respect to any unfunded Lenders) keep for its own account all interest and any other sums accrued on advances made in connection therewith.

                                    2.8.2.6 REDISTRIBUTION TO LENDERS. Whenever,
at any time after the Agent or Collateral Agent has made payment under any Bankers' Acceptance and has received from any Lender its Ratable Share of such payment, fees and charges in accordance with Section 2.8.2.5 above, the Agent or Collateral Agent receives any payment related to such Bankers' Acceptance (whether directly from the Borrowers or otherwise) or any payment of fees, charges or interest on account thereof, the Agent or Collateral Agent, as applicable, will promptly on the next Agent Reconciliation Date or Collateral Agent Reconciliation Date, as applicable, distribute to such Lender its Ratable Share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Agent or Collateral Agent shall be required to be returned by the Agent or Collateral Agent, such Lender shall immediately upon demand by the Agent or Collateral Agent, as applicable, return to the Agent or Collateral Agent, as applicable, the portion thereof previously distributed by the Agent or Collateral Agent, as applicable.

                                    2.8.2.7 PAYMENT. Borrowers agree, subject to
the provisions of this Section 2.8.2.7 set forth below, to immediately reimburse and repay the Agent for the ratable account of the Lenders the face amount of each Bankers' Acceptance on the maturity date thereof, together with any other sums due in connection with the payment of the Bankers' Acceptance. Each such payment shall be made to the Agent at its Principal Office prior to 10:00 a.m., New York, New York time in Dollars and in immediately available funds. Interest shall be due and payable on the amount so paid until reimbursed in full, at the rate set forth in, and in accordance with the provisions contained in Section 4.

                           To the extent Loans are available under the Revolving
Credit Commitments, and to finance the Reimbursement Obligation of Borrowers under this Section 2.8.2.7, Borrowers irrevocably authorize and direct Collateral Agent and the Lenders to treat each such advance by Agent made in honoring such Bankers' Acceptance as a request for a Revolving Credit Loan in the amount of such advance, together with the fees and charges due in connection with the payment of the Bankers' Acceptance, to issue Revolving Credit Loans simultaneously with any such advance in the aggregate amount of such advance, together with the fees and charges due in connection with the payment of the Bankers' Acceptance, and to credit the proceeds of such Revolving Credit Loan so as to immediately eliminate the liability of Borrowers to Agent pertaining to such Bankers' Acceptance and immediately eliminate the liability of each other Lender to Agent with respect to its liability to Agent relating to such Bankers' Acceptance. Revolving Credit Loans advanced for this purpose shall bear interest at the rate set forth in, and in accordance with the provisions contained in Section 4.1. The Collateral Agent will notify the Lenders of the amount required to be advanced pursuant to the Bankers' Acceptances before 10:00 a.m. New York, New York time on the Collateral Agent Reconciliation Date immediately following the date of any advance the Agent or Collateral Agent is required to make pursuant to the Bankers' Acceptances. On the Collateral Agent Reconciliation Date each Lender shall make available such Lender's Ratable Share of such advance in immediately available funds to the Collateral Agent.

                                    2.8.2.8 CONDITIONS TO ISSUANCE. Agent shall
not be obligated to and shall not create any Bankers' Acceptances hereunder during the existence of or which would result in an Event of Default or Potential Default or if such issuance would conflict with, or cause Agent or any Lender to exceed any limits imposed by, any applicable Law.

                                    2.8.2.9 COSTS AND EXPENSES. In addition to
the Bankers' Acceptances fees provided for herein, the Borrowers shall pay or reimburse Agent (for Agent's own account) for such normal and customary costs and expenses as are incurred or charged by Agent in issuing, effecting payment under, amending or otherwise administering any Bankers' Acceptances created.

                                    2.8.2.10 UNCONDITIONAL OBLIGATIONS. The
Borrowers' obligations under Section 2.8.2 and each Lender's obligations under
Section 2.8.2 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers or any Lender may have or have had against the Agent or any beneficiary of a Bankers' Acceptance. The Borrowers and each Lender also agree with Agent that Agent shall not be responsible for, and the Borrowers' obligations and Lenders' obligations under 2.8.2 shall not be affected by, among other things, the form, validity, sufficiency, accuracy, genuineness or legal effect of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Bankers' Acceptance or any other party to which such Bankers' Acceptance may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Bankers' Acceptance or any such transferee. Agent shall not be liable for any error, omission, interruption, or delay in transmission, dispatch, or delivery of any message or advice, however transmitted, in connection with any Bankers' Acceptance. The Borrowers and each Lender agree that any action taken or omitted by Agent under or in connection with any Bankers' Acceptance or the related drafts or documents, shall be binding on the Borrowers and each Lender and shall not result in any liability of Agent to Borrowers or any Lender, except in the case of Agent's gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction).

                                    2.8.2.11 LIMITATION OF LIABILITY. Neither
Agent, any Lender, nor any of their respective directors, agents, officers or employees shall be liable for any action taken or omitted under or in connection with any Bankers' Acceptance, any draft to which a Bankers' Acceptance relates, or any documents which in turn relate or pertain to any such draft, except in the case of gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction). When dealing with any Bankers' Acceptance, draft or related documents, Agent shall be entitled to act, and shall be fully protected against any claim of loss by the Borrowers occasioned by the lack, or claimed lack, of authenticity or authority, in acting upon any telephonic communications, telegram, telex, teletype, telecopy, bank wire, cable, or radiogram or any written application, notice, report, statement, certificate, resolution, request, order, consent, letter, or other instrument or communication, any of the foregoing of which is reasonably believed by the Agent to be genuine and correct and to have been signed or sent or made by an Authorized Officer.

                           In furtherance and extension and not in limitation of
the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Bankers' Acceptances or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent under any resulting liability to the Borrowers or any Lender. The Borrowers and each Lender agree that any action taken or omitted by Agent under or in connection with any Bankers' Acceptance or the related drafts or documents, shall be binding on the Borrowers and each Lender and shall not result in any liability of Agent to any Borrower or any Lender.

                                    2.8.2.12 INCONSISTENCIES. To the extent that
any provision of any Bankers' Acceptance Documents related to any Bankers' Acceptance is irreconcilably inconsistent with the provisions of Section 2.8, the provisions of Section 2.8 shall control.

                                    2.8.2.13 INSOLVENCY. If the Agent is
required at any time to pay or return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by any Borrower to the Agent pursuant to this
Section in reimbursement of a payment made under a Bankers' Acceptance or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith pay to the Agent the amount of its Ratable Share of any amounts so paid or returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

                           2.8.3 INDEMNITY.

                           Except in the case of Agent's gross negligence or
willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction),the Borrowers hereby agree to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or creation of any Bankers' Acceptance or (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit or Bankers' Acceptance, or (iii) the failure of the Agent to honor a drawing under any such Letter of Credit or Bankers' Acceptance as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                           2.8.4 LIABILITY FOR ACTS AND OMISSIONS.

                           As between any Borrowers and the Agent, except in the
case of Agent's gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction), each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit or Bankers' Acceptances. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for issuance of any such Letter of Credit or Bankers' Acceptance, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof or of any Bankers' Acceptance, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit or Bankers' Acceptance, or any other party to which such Letter of Credit or Bankers' Acceptance may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or Bankers' Acceptance or any other claim of any Borrower against any beneficiary of such Letter of Credit or Bankers' Acceptance, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or Bankers' Acceptance or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or Bankers' Acceptance or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit or Bankers' Acceptance of the proceeds of any drawing under such Letter of Credit or Bankers' Acceptance; or (viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder.

                                    In furtherance and extension and not in
limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit or Bankers' Acceptances issued by it or any documents and certificates delivered thereunder, shall not put the Agent under any resulting liability to the Borrowers or any Lender. The Borrowers and each Lender agree that any action taken or omitted by Agent under or in connection with any Letter of Credit or Bankers' Acceptance or the related drafts or documents shall be binding on the Borrowers and each Lender and shall not result in any liability of Agent to Borrowers or any

Lender, except in the case of Agent's gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction).

                  2.9 BORROWING BASE LIMITATION.

                  Borrowers shall not be entitled to request and Lenders shall not be obligated to advance, issue or create, any Loans, Letters of Credit or Bankers' Acceptances hereunder if (a) the amount of any Revolving Credit Loan, Letter of Credit or Bankers' Acceptances requested, when added to (b) the then current Lender Outstandings, would cause the sum of (a) and (b) to exceed the Borrowing Base Limitation. If at any time the Lender Outstandings exceed the Borrowing Base Limitation, Borrowers shall immediately (without any grace or cure period being applicable) upon demand by the Collateral Agent (and the Collateral Agent shall make such demand upon the request of the Agent or Required Lenders), reduce the principal balance outstanding under the Revolving Credit Commitment to an amount which causes the Lender Outstandings to be equal to or less than the Borrowing Base Limitation, with failure to do so constituting an Event of Default under this Agreement.

                  2.10 REPAYMENT OF OBLIGATIONS.

                  The Lenders shall have no obligation to make Revolving Credit Loans hereunder, or issue Letters of Credit or Bankers' Acceptances on or after the Expiration Date or upon earlier termination of the Revolving Credit Commitments pursuant this Agreement.

                  2.11 COLLATERAL.

                  In order to secure the full and timely payment or reimbursement of the Loans, Letters of Credit and Bankers' Acceptances and all other Obligations outstanding under the Revolving Credit Commitments, this Agreement and the Loan Documents as well as any renewals, extensions or modifications thereof, and to secure performance of all obligations of each Borrower to the Agent, Collateral Agent and the Lenders, however and whenever created, each Borrower shall and does hereby grant to the Agent and the Collateral Agent, for the benefit of the Agent, the Collateral Agent and the Lenders, a first priority perfected security interest subject to no other liens or encumbrances except as may be described in the Security Documents or this Agreement, in all of the Collateral described in the Security Documents, together with the proceeds and products thereof.

                  2.12 RECONCILIATION DATES.

                           2.12.1 AGENT RECONCILIATION

                           On each Agent Reconciliation Date the Agent shall
remit to the Lenders, on or before 2:00 p.m., New York, New York time, all fees and other sums due to the Lenders from the Agent as set forth in the Agent's Reconciliation Report furnished to the Lenders on the Agent Reconciliation Date.


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

                           2.12.2 COLLATERAL AGENT RECONCILIATION.

                           On each Collateral Agent Reconciliation Date the
Lenders shall remit to the Collateral Agent and the Collateral Agent shall remit to the Lenders, as appropriate, on or before 2:00 p.m., New York, New York time, all Net Sums Due as set forth in the Collateral Agent's Reconciliation Report furnished to the Lenders on the Collateral Agent Reconciliation Date.

                           2.12.3 PAYMENTS ON RECONCILIATION DATES.

                           (a) AGENT. All payments of fees or commissions
received by the Agent from the Borrowers during a particular Reporting Period shall be distributed to the Lenders (after deduction of all fees and other amounts then owing to the Agent) on the Agent's Reconciliation Date. Each such payment by the Agent to a Lender shall be made by electronically transferring the amount to be paid to such Lender at its lending office set forth in this Agreement.

                           (b) COLLATERAL AGENT.All Net Sums Due shall be
distributed among the Lenders and the Collateral Agent (after deduction of all other amounts then owing to the Collateral Agent) on the Collateral Agent's Reconciliation Date. Each such payment shall be made by electronically transferring the amount to be paid to such Lender or Collateral Agent at its lending office set forth in this Agreement. In the event payments are not distributed as required in this Section 2.12.3(b) on the next Collateral Agent Reconciliation Date, the owing party shall pay the interest thereon at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three
(3) days after the due date thereof and (ii) at the Base Rate Option after the end of such three-day period for each day until such amounts are paid. The Collateral Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated" and in the event of any discrepancy between the records of the Collateral Agent and the Lenders, the Collateral Agent's records shall, in the absence of manifest error, control.

                            3. OVERADVANCE FACILITY

                  3.1 OVERADVANCE FACILITY.

                  So long as no Potential Default or Event of Default exists, Borrowers shall be entitled to exceed the Borrowing Base Limitation, but not the Revolving Credit Commitments, by Six Million Dollars ($6,000,000.00) from May 1 through June 30 of each year and from October 1 through October 31 of each year, and by Nine Million Dollars ($9,000,000.00) from July 1 through September 30 of each year (collectively, the "Overadvance Periods" and the amounts outstanding the "Overadvance Amounts"). During the Overadvance Periods, Borrowers shall be entitled to utilize the increased availability under the Borrowing Base in the same manner and subject to the same limitations set forth herein applicable to the Revolving Credit Commitments in effect during the remainder of the year. The Overadvance Facility shall terminate and all outstanding principal and interest due thereon shall terminate immediately upon the closing of an initial public offering of common or preferred shares or any other equity offering of any Borrower.

                               4. INTEREST RATES

                  4.1 INTEREST RATE OPTIONS.

                  The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, PROVIDED that there shall not be at any one time outstanding more than three (3) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate. Interest hereunder shall be charged only on the sums outstanding and shall be computed from the date such indebtedness is incurred to the date of repayment. In no event shall interest be due at a rate in excess of the highest lawful rate in effect from time to time. It is not the intention of the parties hereto to make any agreement which shall be violative of the laws of the State of Florida, the State of New York or the United States of America relating to usury. In no event shall Borrowers pay or Lenders accept or charge any interest which, together with any other charges upon the principal or any portion thereof, howsoever computed, shall exceed the maximum lawful rate of interest allowable under the laws of the State of Florida, the State of New York or the United States of America from time to time, whichever is higher or unlimited. Should any provision of this Agreement, the Revolving Credit Notes or any further notes, loan agreements or any other agreements between the parties be construed to require the payment of interest which, together with any other charges upon the principal or any portion thereof, shall exceed such maximum lawful rate of interest, then any such excess shall be applied against the remaining principal balance.

                           4.1.1 REVOLVING CREDIT INTEREST RATE OPTIONS.

                           The Borrowers shall have the right to select from the
following Interest Rate Options applicable to the Revolving Credit Loans:

                                    4.1.1.1 So long as Borrowers' ratio of
Consolidated Total Liabilities to Consolidated Tangible Net Worth is less than 2.0:1.0, determined quarterly at the end of each fiscal quarter, either:

                                    (i) REVOLVING CREDIT BASE RATE OPTION: A
fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the

Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                                    (ii) REVOLVING CREDIT EURO-RATE OPTION: A
rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus two hundred fifteen basis points (2.15 %).

                                    4.1.1.2 At any time Borrowers' ratio of
Consolidated Total Liabilities to Consolidated Tangible Net Worth is greater than or equal to 2.0:1.0, either:

                                    (i) REVOLVING CREDIT BASE RATE OPTION: A
fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                                    (ii) REVOLVING CREDIT EURO-RATE OPTION: A
rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus two hundred forty basis points (2.40 %).

[The interest rate spreads set forth in Sections 4.1.1.1 and 4.1.1.2 above shall be effective on the first day of the month immediately following Collateral Agent's receipt of the fiscal quarter-end financial statements and continue in effect until the first day of the month immediately following Collateral Agent's receipt of the next fiscal quarter-end financial statements.]

                           4.1.2 OVERADVANCE FACILITY INTEREST RATE.

                           The principal balance outstanding under the
Overadvance Facility shall bear interest at a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Base Rate plus twenty-five basis points (0.25%), such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate (the "Overadvance Facility Interest Rate").

                           4.1.3 RATE QUOTATIONS.

                           The Borrowers may call the Collateral Agent on or
before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Collateral Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

                  4.2 INTEREST PERIODS.

                  At any time when the Borrowers shall select, convert to or renew a Euro-Rate Option, the Borrowers shall notify the Agent thereof at least two (2) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be thirty (30), sixty (60) or ninety (90) days. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                           4.2.1 ENDING DATE AND BUSINESS DAY.

                           Any Interest Period which would otherwise end on a
date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                           4.2.2 AMOUNT OF BORROWING TRANCHE.

                           Each Borrowing Tranche of Euro-Rate Loans shall be in
integral multiples of $1,000,000.00 and not less than $1,000,000.00;

                           4.2.3 TERMINATION BEFORE EXPIRATION DATE.

                           The Borrowers shall not select, convert to or renew
an Interest Period for any portion of the Loans that would end after the Expiration Date; and

                           4.2.4 RENEWALS.

                           In the case of the renewal of a Euro-Rate Option at
the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

                  4.3 INTEREST AFTER DEFAULT.

                  To the extent permitted by Law, upon the occurrence and during the continuation of an Event of Default, any principal, interest, fee, or other amount payable hereunder shall bear interest for each day thereafter until paid in full (before and after judgment) at a rate per annum which is four percent (4%) over the rate of interest then applicable to each Borrowing Tranche for the duration of any pending Interest Periods (but not to exceed the maximum rate of interest permitted by law) and, thereafter, at a fluctuating rate per annum which is four percent (4%) in excess of the Base Rate Option or, in the case of the Overadvance Facility, at a fluctuating rate per annum which is four percent (4%) in excess of the Overadvance Facility Interest Rate (said increased rates being hereinafter referred to as the "DEFAULT RATE").

                  4.3.1 OTHER OBLIGATIONS.

                  Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the Default Rate from the time such Obligation becomes due and payable and until it is paid in full.

                           4.3.2 ACKNOWLEDGMENT.

                  The Borrowers acknowledge that the increase in rates referred to in Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk and all such interest shall be payable by Borrowers upon demand by Agent.

                  4.4 EURO-RATE UNASCERTAINABLE; ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                           4.4.1 UNASCERTAINABLE.

                           If on any date on which a Euro-Rate would otherwise
be determined, the Collateral Agent shall have reasonably determined that:

                                    (i) adequate and reasonable means do not
exist for ascertaining such Euro-Rate, or

                                    (ii) a contingency has occurred which
materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Collateral Agent shall have the rights specified in
Section 4.4.3.

                           4.4.2 ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                           If at any time any Lender shall have determined that:

                                    (i) the making, maintenance or funding of
any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                                    (ii) such Euro-Rate Option will not
adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies, respectively, are not available to such Lender with respect to such Loan, in the London interbank market, then the Collateral Agent shall have the rights specified in Section 4.4.3.

                           4.4.3 COLLATERAL AGENT'S AND LENDER'S RIGHTS.

                           In the case of any event specified in Section 4.4.1
above, the Collateral Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 4.4.2 above, such Lender shall promptly so notify the Collateral Agent and endorse a


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

certificate to such notice as to the specific circumstances of such notice, and the Collateral Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Collateral Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a Euro-Rate Option shall be suspended until the Collateral Agent shall have later notified the Borrowers, or such Lender shall have later notified the Collateral Agent, of the Collateral Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Collateral Agent makes a determination under Section 4.4.1 and the Borrowers have previously notified the Collateral Agent of Borrowers' selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Collateral Agent of a determination under Section 4.4.2, the Borrowers shall, subject to the Borrowers' indemnification obligations under Section 5.6.2 [Indemnity], as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.4 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

                  4.5 SELECTION OF INTEREST RATE OPTIONS.

                  If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option, commencing upon the last day of the existing Interest Period.

                                  5. PAYMENTS

                  5.1 PAYMENTS.

                  All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Bankers' Acceptance Fees, Administration Fees or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m., New York, New York time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent or Collateral Agent, as applicable, at its Principal Office in U.S. Dollars and in immediately available funds.

                  5.2 PRO RATA TREATMENT OF LENDERS.

                  Each borrowing shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Letter of Credit Fees, Bankers' Acceptance Fees or other fees (except for the Administration Fee or any fees due to the Agent for its own account) or amounts due from the Borrowers hereunder to the Lenders with respect to the Loans, shall (except as provided in Section
4.4.3 [Agent's and Lender's Rights] in the case of an event specified in Section
4.4 [Euro-Rate Unascertainable; Etc.], 5.4.2 [Replacement of a Lender] or 5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Lender.

                  5.3 INTEREST PAYMENT DATES.

                  Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each month and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans. Interest on mandatory prepayments of principal under Section 5.5 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Additionally, interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

                  5.4 VOLUNTARY PREPAYMENTS.

                           5.4.1 RIGHT TO PREPAY.

                           The Borrowers shall have the right at their option
from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.4.2 below or in Section 5.6 [Additional Compensation in Certain Circumstances]):

                                    (i) at any time with respect to any Loan to
which the Base Rate Option applies,

                                    (ii) on the last day of the applicable
Interest Period with respect to Loans to which a Euro-Rate Option applies,

                                    (iii) on the date specified in a notice by
any Lender pursuant to Section 4.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.


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

                           Whenever the Borrowers desire to prepay any part of
the Loans, Borrowers shall provide a prepayment notice to the Collateral Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of Loans setting forth the following information:

                           (x) the date, which shall be a Business Day, on which
the proposed prepayment is to be made;

                           (y) a statement indicating the application of the
prepayment between the Revolving Credit Loans.

                           All prepayment notices shall be irrevocable. The
principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Collateral Agent's and Lender's Rights], if the Borrowers prepay a Loan, the prepayment shall be applied to Revolving Credit Loans as set forth in Section 5.5.1 of this Agreement. Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify the Lenders under
Section 5.6.2 [Indemnity].

                           5.4.2 REPLACEMENT OF A LENDER.

                           In the event any Lender (i) gives notice under
Section 4.4 [Euro-Rate Unascertainable, Etc.] or Section 5.6.1 [Increased Costs, Etc.], (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Lender, (iii) OMITTED, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrowers shall have the right at Borrowers' option, with the consent of the Agent (which consent will not be unreasonably withheld), to prepay the Loans of such Lender in whole, together with all interest accrued thereon, and terminate such Lender's Commitment within ninety
(90) days after (w) receipt of such Lender's notice under Section 4.4 [Euro-Rate Unascertainable, Etc.] or 5.6.1 [Increased Costs, Etc.], (x) the date such Lender has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Lender, (y) the date of obtaining the consent which such Lender has not approved, or (z) the date such Lender became subject to the control of an Official Body, as applicable; PROVIDED that the Borrowers shall also pay to such Lender at the time of such prepayment any amounts required under Section 5.6 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; PROVIDED, however, that the Commitment of such Lender shall be assumed and provided by one or more of the remaining Lenders or a replacement lender acceptable to the Agent; PROVIDED, further, the remaining Lenders shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent and the Collateral Agent may only be replaced subject to the requirements of Section 9.14 [Successor Agent] and PROVIDED that all Letters of Credit and Bankers' Acceptances have expired or been terminated or replaced. The assumption by any successor Lender of the Commitment of any other

Lender shall not release the departing Lender from any liabilities arising prior to the assignment and assumption.

                           5.4.3 CHANGE OF LENDING OFFICE.

                           Each Lender agrees that upon the occurrence of any
event giving rise to increased costs or other special payments under Section
4.4.2 [Illegality, Etc.] or 5.6.1 [Increased Costs, Etc.] with respect to such Lender, it will if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing is this Section 5.4.3 shall affect or postpone any of the Obligations of the Borrowers or any Borrower or the rights of the Agent or any Lender provided in this Agreement.

                           5.4.4 DEBIT OF ACCOUNTS.

                           Notwithstanding anything herein to the contrary, the
Collateral Agent is hereby irrevocably authorized and directed, on each Business Day, to apply any funds in any and all Cash Collateral Accounts and Lockbox Accounts maintained by Borrowers first to the prepayment of Loans to which the Base Rate Option applies and thereafter to the prepayment of Loans to which the Euro-Rate Option applies.

                  5.5 MANDATORY PREPAYMENTS.

                           5.5.1 APPLICATION AMONG INTEREST RATE OPTIONS.

                           All prepayments shall first be applied among the
Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with
Section 5.6.2 [Indemnity], the Borrowers shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

                  5.6 ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

                           5.6.1 INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

                           If any Law, guideline or interpretation or any change
in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                                    (i) subjects any Lender to any tax or
changes the basis of taxation with respect to this Agreement, the Notes, the Loans the Letters of Credit, the Bankers' Acceptances or payments by the Borrowers of principal, interest, Commitment Fees, or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income of such Lender),

                                    (ii) imposes, modifies or deems applicable
any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Lender, or

                                    (iii) imposes, modifies or deems applicable
any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Lender, or (B) otherwise applicable to the obligations of any Lender under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Lender's capital, taking into consideration such Lender's customary policies with respect to capital adequacy) by an amount which such Lender in its reasonable discretion deems to be material, such Lender shall promptly from time to time notify the Borrowers and the Collateral Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Lender to be necessary to compensate such Lender for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination and such amount shall be due and payable by the Borrowers immediately upon receipt of such notice.

                           5.6.2 INDEMNITY.

                           In addition to the compensation required by Section
5.6.1 [Increased Costs, Etc.], the Borrowers shall indemnify the Agent, Collateral Agent and each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Loans subject to a Euro-Rate Option) which such Lender sustains or incurs as a consequence of any

                                    (i) payment, prepayment, conversion or
renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                                    (ii) attempt by the Borrowers to revoke
(expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.4 [Voluntary Prepayments], or

                                    (iii) default by the Borrowers in the
performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

                  If any Lender sustains or incurs any such loss or expense, it shall promptly from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination and such amount shall be due and payable by the Borrowers immediately upon receipt of such notice.

                  5.7 REPRESENTATIONS AND WARRANTIES.

                  The Borrowers, jointly and severally, represent and warrant to the Agent and each of the Lenders as follows:

                           5.7.1 ORGANIZATION AND QUALIFICATION.

                           Each Borrower is a corporation or limited liability
company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Borrower is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 5.7.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

                           5.7.2 CAPITALIZATION AND OWNERSHIP.

                           The pre-Transition and post-Transition authorized
capital stock (the "Shares")of the Borrowers is as indicated on SCHEDULE 5.7.2. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 5.7.2.

                           5.7.3 SUBSIDIARIES.

                           Schedule 5.7.3 states the name of each of the
Borrowers' Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding


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partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. The Borrowers have good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 5.7.3.

                           5.7.4 POWER AND AUTHORITY.

                           Each Borrower has full power to enter into, execute,
deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                           5.7.5 VALIDITY AND BINDING EFFECT.

                           This Agreement has been duly and validly executed and
delivered by each Borrower, and each other Loan Document which any Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Borrower which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                           5.7.6 NO CONFLICT.

                           Neither the execution and delivery of this Agreement
or the other Loan Documents by any Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Borrower or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Borrower is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Borrower (other than Liens granted under the Loan Documents).


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

                           5.7.7 LITIGATION.

                           Except as described in Schedule 5.7.7 attached to
this Agreement, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Borrower, threatened against such Borrower at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Borrowers is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

                           5.7.8 TITLE TO PROPERTIES.

                           The real property owned or leased by each Borrower is
described on Schedule 5.7.8. Each Borrower has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                           5.7.9 FINANCIAL STATEMENTS.

                                    (i) HISTORICAL STATEMENTS. The Borrowers
have delivered to the Collateral Agent copies of Borrowers' audited consolidated year-end financial statements for the fiscal year ended December 31, 1997 (the "Annual Statements"). In addition, the Borrowers have delivered to the Agent copies of Borrowers' unaudited consolidated interim financial statements for the fiscal year to date and as of the period ending March 31, 1998 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrowers' management, are correct and complete and fairly represent in all material respects the consolidated financial condition of the Borrowers as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied (with the exception that Interim Statements do not include cash-flows or footnotes and are subject to normal year-end audit adjustments).

                                    (ii) FINANCIAL PROJECTIONS. The Borrowers
have delivered to the Collateral Agent financial projections of the Borrowers for the period ending December 31, 1998 derived from various assumptions of the Borrowers' management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrowers' management. The Financial Projections accurately reflect the liabilities of the Borrowers upon consummation of the transactions contemplated hereby as of the Closing Date. The Lenders recognize, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by the Financial Projections may differ from projected results.


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

                                    (iii) ACCURACY OF FINANCIAL STATEMENTS. None
of the Borrowers has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, which are required under GAAP to be disclosed, or which have otherwise been disclosed to Agent by Borrowers in writing, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrowers which may cause a Material Adverse Change. Since December 31, 1997, no Material Adverse Change has occurred.

                           5.7.10 USE OF PROCEEDS; MARGIN STOCK; SECTION 20 SUBSIDIARIES.

                                    5.7.10.1 GENERAL. The Borrowers intend to
use the proceeds of the Loans in accordance with Sections 2.7.

                                    5.7.10.2 MARGIN STOCK. None of the Borrowers
or any Subsidiaries of any Borrower engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.

                                    5.7.10.3 SECTION 20 SUBSIDIARIES. The
Borrowers do not intend to use and shall not use any portion of the proceeds of the Loans, directly or indirectly (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of any Borrower or any Affiliate of any Borrower.

                           5.7.11 FULL DISCLOSURE.

                           Neither this Agreement nor any other Loan Document,
nor any certificate, statement, agreement or other documents furnished to the Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Borrower which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Borrower which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.


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

                           5.7.12 TAXES.

                           All federal, state, local and other tax returns
required to have been filed with respect to each Borrower have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made, or where the failure to so file or pay could not result in a Material Adverse Change. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Borrower for any period.

                           5.7.13 CONSENTS AND APPROVALS.

                           Except for the filing of financing statements in the
state and county filing offices, and the filing of requisite documents in Hong Kong in connection with the Debentures, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Borrower, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 5.7.13.

                           5.7.14 NO EVENT OF DEFAULT; COMPLIANCE WITH
                           INSTRUMENTS.

                           No event has occurred and is continuing and no
condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Borrowers is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                           5.7.15 PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES,
                           ETC.

                           Each Borrower owns or possesses or has the right to
use or has applied to register, all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Borrower, without known possible, alleged or actual conflict with the rights of others, except where the failure to do so could not result in a Material Adverse Change. All patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Borrower are listed and described on Schedule 5.7.15.


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

                           5.7.16 SECURITY INTERESTS.

                           The Liens and security interests granted to the
Collateral Agent in the Collateral for the benefit of the Agent, Collateral Agent and the Lenders pursuant to the Security Documents constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law and are entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Collateral and recordation of the Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Collateral Agent will have been taken, and there will be upon execution and delivery of the Security Documents, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrowers.

                           5.7.17 LIENS.

                           The Liens granted to the Collateral Agent for the
benefit of the Agent, Collateral Agent and the Lenders constitute a valid first priority Lien under applicable law. All such action as will be necessary or advisable to establish such Lien of the Collateral Agent and its priority as described in the preceding sentence will be taken at or prior to the time required for such purpose.

                           5.7.18 SOLVENCY.

                           The Borrowers and each Borrower, individually, hereby
(i) acknowledges receipt of fair consideration and reasonably equivalent value for the undertaking of its obligations hereunder, in each case for the benefit of the Agent, the Collateral Agent and the Lenders, (ii) represents and warrants that, after giving effect to the undertaking of such obligations and the acquisition of the rights obtained hereunder, the present fair salable value of the Borrowers' consolidated assets exceeds the Borrowers' consolidated liabilities and, when each Borrower is given credit for "contribution rights" it may have with respect to other Borrowers, the present fair salable value of each Borrower's assets exceeds such Borrower's liabilities and that the Borrowers on a consolidated basis, and each Borrower, when given credit for "contribution rights" it may have with respect to other Borrowers, retain sufficient capital to meet the reasonably anticipated needs and risks of its ongoing business, and
(iii) the Borrowers on a consolidated basis, and each Borrower, when given credit for "contribution rights" it may have with respect to other Borrowers, represent and warrant that, after giving effect to the undertaking of such obligations and the acquisition of such rights, it has not incurred, nor is it obligated for, debts beyond its ability to pay such debts as


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

they mature, and that the present fair salable value of its assets is greater than that needed to pay its probable existing debts as they become due.

                           5.7.19 INSURANCE.

                           Schedule 5.7.19 lists all insurance policies and
other bonds to which any Borrower is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in accordance with the requirements of Section 7.1.3 and the Security Documents..

                           5.7.20 COMPLIANCE WITH LAWS.

                           The Borrowers are in compliance in all material
respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.7.25 [Environmental Matters]) in all jurisdictions in which any Borrower is presently or will be doing business, except where the failure thereof could not result in a Material Adverse Change.

                           5.7.21 MATERIAL CONTRACTS; BURDENSOME RESTRICTIONS.

                           Schedule 5.7.21 lists all Material Contracts relating
to the business operations of each Borrower, including all employee benefit plans and Labor Contracts. All such material contracts are valid, binding and enforceable upon such Borrower and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Borrowers' knowledge, with respect to parties other than such Borrower. None of the Borrowers is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

                           5.7.22 INVESTMENT COMPANIES; REGULATED ENTITIES.

                           None of the Borrowers is an "investment company"
registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Borrowers is subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                           5.7.23 PLANS AND BENEFIT ARRANGEMENTS.

                           Except as set forth on Schedule 5.7.23:

                                    (i) The Borrowers and each other member of
the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA (and as to


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

the Borrowers which are Hong Kong Limited Liability Companies, all comparable laws and statutes under Hong Kong law) with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrowers, with respect to any Multiemployer Plan or Multiple Employer Plan (and as to the Borrowers which are Hong Kong Limited Liability Companies, all comparable laws and statutes under Hong Kong law), which could result in any material liability of the Borrowers or any other member of the ERISA Group. The Borrowers and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto(and as to the Borrowers which are Hong Kong Limited Liability Companies, all comparable laws and statutes under Hong Kong law). With respect to each Plan and Multiemployer Plan (and as to the Borrowers which are Hong Kong Limited Liability Companies, all comparable plans under Hong Kong law), the Borrowers and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                                    (ii) To the best of the Borrowers'
knowledge, each Multiemployer Plan and Multiple Employer Plan (and as to the Borrowers which are Hong Kong Limited Liability Companies, all comparable plans under Hong Kong law) is able to pay benefits thereunder when due.

                                    (iii) Neither the Borrowers nor any other
member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan (and as to the Borrowers which are Hong Kong Limited Liability Companies, any comparable plan under Hong Kong law).

                                    (iv) No event requiring notice to the PBGC
under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan (and as to the Borrowers which are Hong Kong Limited Liability Companies, all comparable laws and statutes under Hong Kong law).

                                    (v) The aggregate actuarial present value of
all benefit liabilities (whether or not vested) under each Plan (and as to the Borrowers which are Hong Kong Limited Liability Companies, any comparable plan under Hong Kong law), determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                                    (vi) Neither the Borrowers nor any other
member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA (and as to the Borrowers which are Hong Kong Limited Liability Companies, all comparable laws and statutes under Hong Kong law) to any Multiemployer Plan or Multiple Employer Plan (and


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

as to the Borrowers which are Hong Kong Limited Liability Companies, any comparable plan under Hong Kong law). Neither the Borrowers nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrowers, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                                    (vii) To the extent that any Benefit
Arrangement (and as to the Borrowers which are Hong Kong Limited Liability Companies, any comparable plan under Hong Kong law) is insured, the Borrowers and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement (and as to the Borrowers which are Hong Kong Limited Liability Companies, any comparable plan under Hong Kong law) is funded other than with insurance, the Borrowers and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                                    (viii) All Plans, Benefit Arrangements and
Multiemployer Plans (and as to the Borrowers which are Hong Kong Limited Liability Companies, any comparable plans under Hong Kong law) have been administered in accordance with their terms and applicable Law.

                           5.7.24 EMPLOYMENT MATTERS.

Each of the Borrowers is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Borrowers which in any case would constitute a Material Adverse Change. The Borrowers have delivered to the Collateral Agent true and correct copies of each of the Labor Contracts.

                           5.7.25 ENVIRONMENTAL MATTERS.

                           Except as disclosed on Schedule 5.7.25:

                                    (i) None of the Borrowers has received any
Environmental Complaint from any Official Body or private Person alleging that such Borrower or any prior or subsequent owner of any of the real property ("Property") owned by any Borrower is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. ss. 9601, ET SEQ., and none of the Borrowers has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Borrower's knowledge, threatened Environmental Complaints relating to any Borrower, to any Borrower's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any Environmental Conditions.

                                    (ii) There are no circumstances at, on or
under any of the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Property or, to any Borrower's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the Property.

                                    (iii) Neither any of the Property nor any
structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or, to any Borrower's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws.

                                    (iv) There are no aboveground storage tanks,
underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Property that is not in compliance with Environmental Laws.

                                    (v) Each Borrower has all material permits,
licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Borrower as presently conducted. Each Borrower has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any of the Property.

                                    (vi) All past and present on-site
generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done in accordance with the Environmental Laws.

                           5.7.26 SENIOR DEBT STATUS.

                           The Obligations of each Borrower under this
Agreement, the Notes and each of the other Loan Documents to which it is a party do rank and will rank senior in priority of


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

payment over all other Indebtedness of such Borrower. There is no Lien upon or with respect to any of the properties or income of any Borrower which secures indebtedness or other obligations of any Person except for Permitted Liens.

                  5.8 UPDATES TO SCHEDULES.

                           Should any of the information or disclosures provided
on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Collateral Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; PROVIDED, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

         6. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT AND
                              BANKERS' ACCEPTANCES

         The obligation of each Lender to make Loans and of the Agent to issue Letters of Credit and create Bankers' Acceptances hereunder is subject to the performance by each of the Borrowers of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit or creation of Bankers' Acceptances and to the satisfaction of the following further conditions:

                  6.1 FIRST LOANS, LETTERS OF CREDIT AND BANKERS' ACCEPTANCES.

                  On the Closing Date:

                           6.1.1 OFFICER'S CERTIFICATE.

                           The representations and warranties of each of the
Borrowers contained in Section 5.7 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Borrowers shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent and Collateral Agent for the benefit of the Agent, Collateral Agent and the Lenders a certificate of each of the Borrowers, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer (and as to the Borrowers which are Hong Kong Limited Liability Companies, a Director) of each of the Borrowers, to each such effect.


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

                           6.1.2 SECRETARY'S CERTIFICATE.

                           There shall be delivered to the Agent for the benefit
of the Agent, Collateral Agent and the Lenders a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary (or as to the Borrowers which are Hong Kong Limited Liability Companies, a Director) of each of the Borrowers, certifying as appropriate as to:

                                    (i) all action taken by each Borrower in
connection with this Agreement and the other Loan Documents;

                                    (ii) the names of the officer or officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Borrower for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Lender may conclusively rely; and

                                    (iii) copies of its organizational
documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state or other governmental official where such documents are filed in a state or other governmental office together with certificates from the appropriate state officials as to the continued existence and good standing of each Borrower in each state or other jurisdiction where organized or qualified to do business and as to NEII, a bring-down certificate by facsimile dated the Closing Date.

                           6.1.3 DELIVERY OF LOAN DOCUMENTS.

                           The Loan Documents, including without limitation, the
Notes, the Security Documents, the Subordination Agreement, the Cash Collateral Agreements and the Lockbox Agreements shall have been duly executed and delivered to the Agent for the benefit of the Agent, Collateral Agent and the Lenders, together with all appropriate financing statements and perfection documents required under applicable U.S. and Hong Kong law.

                           6.1.4 OPINIONS OF COUNSEL.

                           There shall be delivered to the Agent for the benefit
of the Agent, Collateral Agent and the Lenders:

                                    (i) a favorable written opinion (addressed
to the Agent and Collateral Agent and the Lenders) of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., Miami, Florida, counsel for the Borrowers, dated the Closing Date and covering such matters as the Agent or any Lender may request; and


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

                                    (ii) a favorable written opinion (addressed
to the Agent and Collateral Agent and the Lenders) of Coudert Brothers, Hong Kong, counsel for Agent and Collateral Agent and the Lenders, dated the Closing Date and covering such matters as the Agent or Collateral Agent or any Lender may request (including perfection of the Security Interests in Hong Kong Collateral).

                                    (iii) an appointment by each of the
Borrowers and Joel Newman of CT Corporation System, as agent to receive service of process on his and its behalf in any State or Federal court located in the State of New York and an acceptance by CT Corporation System of each such appointment;

                           All legal details and proceedings in connection with
the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and the Collateral Agent and counsel for the Agent and the Collateral Agent, and the Agent and Collateral Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and the Collateral Agent and said counsel, as the Agent and the Collateral Agent or said counsel may reasonably request.

                           6.1.5 PAYMENT OF FEES.

                           Each Borrower shall have paid or caused to be paid to
the Agent and the Collateral Agent, as applicable, for itself and for the account of the Lenders to the extent not previously paid all commitment, administration and other fees accrued through the Closing Date and the costs and expenses for which the Agent, the Collateral Agent and the Lenders are entitled to be reimbursed.

                           6.1.6 ELIGIBLE SECURITIES.

                           Borrowers shall have furnished to the Collateral
Agent a duly executed counterpart of whatever agreement with Merrill Lynch Pierce Fenner & Smith the Collateral Agent requests to establish the Collateral Agent's control over the account in which the Eligible Securities are contained and confirmation that there exist Eligible Securities having an Eligible Securities Value of at least $1,250,000.00.

                           6.1.7 SOLVENCY.

                           The Lenders shall have received evidence
satisfactory to them that, after giving effect to the indebtedness represented by the Loans outstanding and to be incurred, and the transactions contemplated by this Agreement, including the issuance of Letters of Credit and Bankers' Acceptances, the Borrowers on a consolidated basis, and each Borrower, when given credit for "contribution rights" it may have with respect to other Borrowers are solvent, having assets of a fair salable value which exceed the amount required to pay its debts as they become absolute and unmatured (including contingent, subordinated, unmatured and unliquidated liabilities), and that the


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

Borrowers on a consolidated basis, and each Borrower, when given credit for "contribution rights" it may have with respect to other Borrowers are able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged. The Lenders shall have received an executed copy of the contribution agreement among the Borrowers with respect to the Loan.

                           6.1.8 CONSENTS.

                           All consents required to effectuate the transactions
contemplated hereby as set forth on Schedule 5.7.13 shall have been obtained.

                           6.1.9 OFFICER'S CERTIFICATE REGARDING MACS.

                           Since December 31, 1997, no Material Adverse Change
shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Borrower (except for the replacement of Directors of the Hong Kong Limited Liability Companies, as set forth in Schedule
6.1.9 attached hereto and made a part hereof); and there shall have been delivered to the Agent for the benefit of the Agent, Collateral Agent and the Lenders a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer (or as to the Borrowers which are Hong Kong Limited Liability Companies, a Director) of each Borrower to each such effect.

                           6.1.10 NO VIOLATION OF LAWS.

                           The making of the Loans and the issuance of the
Letters of Credit shall not contravene any Law applicable to any Borrower or any of the Lenders.

                           6.1.11 NO ACTIONS OR PROCEEDINGS.

                           No action, proceeding, investigation, regulation or
legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                           6.1.12 INSURANCE POLICIES; CERTIFICATES OF INSURANCE; ENDORSEMENTS.

                           The Borrowers shall have delivered evidence
acceptable to the Collateral Agent that adequate insurance in compliance with
Section 7.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Borrower's casualty insurance policy or policies evidencing such coverage satisfactory to the Agent and the Collateral Agent, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and the


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Collateral Agent and its counsel naming the Agent and the Collateral Agent, for the benefit of the Agent, Collateral Agent and the Lenders, as additional insured, mortgagee and lender loss payee.

                           6.1.13 OMITTED.

                           6.1.14 FILING RECEIPTS.

                           The Collateral Agent shall have received (1) executed
originals of all documents required to be executed or filed, in proper form for filing or recording, in order to perfect the Lien of the Lenders on the Collateral or other satisfactory evidence of such recordation and filing and (2) evidence in a form acceptable to the Collateral Agent that such Lien constitutes a Prior Security Interest in favor of the Lenders and a valid and perfected first priority Lien.

                           6.1.15 LANDLORD'S WAIVERS.

                           The Borrowers shall have delivered an executed
Landlord's Lien Waiver and Warehousemen's Lien Waiver in substantially the forms of Exhibit "I" from the lessor for each leased Collateral location and from each public warehouse as listed in the Security Documents.

                           6.1.16 ADMINISTRATIVE QUESTIONNAIRE.

                           Each of the Lenders and the Borrowers shall have
completed and delivered to the Collateral Agent the Collateral Agent's administrative details reply form.

                  6.2 EACH ADDITIONAL LOAN, LETTER OF CREDIT OR BANKERS' ACCEPTANCE.

                  At the time of making any Loans or issuing any Letters of Credit or creating any Bankers' Acceptances, other than Loans made or Letters of Credit issued or Bankers' Acceptances created on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Borrowers contained in Section 5.7 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit or Bankers' Acceptances, with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrowers shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit or creation of Bankers' Acceptances shall not contravene any Law applicable to any Borrower or any of the Lenders; and the Borrowers shall have delivered to the Collateral Agent a duly executed and completed Loan Request or application for a Letter of Credit or Bankers' Acceptances as the case may be.


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

                                  7. COVENANTS

                  7.1 AFFIRMATIVE COVENANTS.

                  The Borrowers, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations, Letter of Credit Outstandings and Bankers' Acceptance Obligations, and interest thereon, expiration or termination of all Letters of Credit and Bankers' Acceptances, satisfaction of all of the Borrowers' other Obligations under the Loan Documents and termination of the Revolving Credit Commitments, the Borrowers shall comply at all times with the following affirmative covenants:

                           7.1.1 PRESERVATION OF EXISTENCE, ETC.

                           Each Borrower shall maintain its legal existence as a
corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section
7.2.6 [Liquidations, Mergers, Etc.].

                           7.1.2 PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

                           Each Borrower shall duly pay and discharge all
liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Borrower or which would affect the Collateral, PROVIDED that the Borrowers will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                           7.1.3 MAINTENANCE OF INSURANCE.

                           Subject to the provisions below with respect to
DEIL's insurance, each Borrower shall insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured according to industry practices for companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Collateral Agent. At the request of the Collateral Agent, the Borrowers shall deliver to the Collateral Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Borrowers'


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

independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Borrowers. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Collateral Agent, which shall (i) specify the Agent and the Collateral Agent, for the benefit of the Agent, Collateral Agent and the Lenders, as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the Borrowers and not that of the insured, (ii) provide that the interest of the Agent and the Collateral Agent, for the benefit of the Agent, Collateral Agent and the Lenders, shall be insured regardless of any breach or violation by the applicable Borrowers of any warranties, declarations or conditions contained in such policies or any action or inaction of the Borrowers or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Revolving Credit Commitments have terminated, (v) provide, except in the case of public liability insurance and workmen's compensation insurance, that all insurance proceeds for losses of less than $25,000.00, in the aggregate shall, so long as no Potential Default or Event of Default has occurred, be adjusted with and payable to the Borrowers and that all insurance proceeds for losses of $25,000.00 or more, in the aggregate shall be adjusted with and payable to the Collateral Agent, (vi) include effective waivers by the insurer of all claims for insurance premiums against the Agent and Collateral Agent,
(vii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice of such cancellation or change, (viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The Borrowers shall notify the Collateral Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Collateral Agent constituting insurance proceeds or condemnation proceeds may, at the option of the Required Lenders, (i) be applied by the Collateral Agent to the payment of the Loans in such manner as the Required Lenders may reasonably determine, or
(ii) be disbursed to the Borrowers on such terms as are deemed appropriate by the Required Lenders for the repair, restoration and/or replacement of property in respect of which such proceeds were received, provided that, so long as no Potential Default or Event of Default has occurred, proceeds up to $25,000.00 may, at the Borrower's election, be used for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

                           Notwithstanding the preceding paragraph, DEIL shall
have until September 1, 1998, to fully comply with all of the insurance requirements set forth herein and in the Security Documents, provided that, until DEIL is in full compliance with such insurance requirements, DEIL


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

shall keep in full force and effect its agreements with Windmere and DEML relating to the insuring of DEIL's plant, equipment and Inventory and shall cause DEML and/or Windmere, as appropriate, to immediately pay over to the Agent, any and all insurance proceeds received by DEML or Windmere arising from DEIL's plant, equipment and Inventory.

                           7.1.4 MAINTENANCE OF PROPERTIES AND LEASES.

                           Each Borrower shall maintain in good repair, working
order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size in the Borrowers' industry, all of those properties useful or necessary to its business, and from time to time, such Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                           7.1.5 MAINTENANCE OF PATENTS, TRADEMARKS, ETC.

                           Each Borrower shall maintain in full force and effect
all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business.

                           7.1.6 VISITATION RIGHTS.

                           Every four (4) months and from time to time as often
as may be reasonably requested by the Agent, Collateral Agent or any Lender, and at any time and as often as Agent, Collateral Agent or any of the Lenders may require following the occurrence of a Potential Default or Event of Default, each Borrower shall permit representatives (whether or not officers or employees) of the Collateral Agent, Agent or any of the Lenders , during normal business hours, to (i) visit and inspect any properties of such Borrower, (ii) inspect and make extracts from their books and records, including but not limited to management letters prepared by such Borrower's independent accountants, (iii) discuss with their principal officers and their independent accountants their respective businesses, assets, liabilities, financial conditions, results of operations and business prospects and (iv) inspect and audit the Collateral and the premises upon which any of the Collateral is located, and verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral. In the event that any of the Collateral is under the exclusive control of any third party, such Borrower shall cause such parties to make such inspection rights available to the Collateral Agent. In connection with each field audit of the Borrowers or the Collateral, Borrowers shall pay the Collateral Agent a fee of Four Hundred Dollars ($400.00) per day, plus all out of pocket expenses incurred in connection therewith.

                           7.1.7 KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

                           The Borrowers shall maintain and keep proper books of
record and account which enable the Borrowers to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrowers, and in


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which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                           7.1.8 PLANS AND BENEFIT ARRANGEMENTS.

                           The Borrowers shall, and shall cause each other
member of the ERISA Group to, comply in all material respects, with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements (and as to the Borrowers which are Hong Kong Limited Liability Companies, all comparable laws and statutes under Hong Kong law). Without limiting the generality of the foregoing, each Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                           7.1.9 COMPLIANCE WITH LAWS.

                           Each Borrower shall comply with all applicable Laws,
including all Environmental Laws (and as to the Borrowers which are Hong Kong Limited Liability Companies, all comparable laws and statutes under Hong Kong law), in all respects.

                           7.1.10 USE OF PROCEEDS

                           The Borrowers will use the Letters of Credit,
Bankers' Acceptances and the proceeds of the Loans only in accordance with
Section 2.7 of this Agreement.

                           7.1.11 FURTHER ASSURANCES.

                           Each Borrower shall, from time to time, at its
expense, faithfully preserve and protect the Collateral Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                           7.1.12 WINDMERE SUBORDINATION.

                           Borrowers shall cause Windmere to enter into a
subordination and no offset agreement in form satisfactory to the Collateral Agent, regarding Borrowers' Inventory in Arkansas.

                           7.1.13 YEAR 2000 COMPLIANCE.

                           The Borrowers shall conduct a comprehensive review
and assessment of their computer applications to evaluate the risk that their computer applications will not be able to


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properly perform date-sensitive functions after December 31, 1999 (the "Y2K
Problem"). Borrowers shall use commercially reasonable best efforts to prevent the Y2K Problem from resulting in a Material adverse change on Borrowers. Borrowers will work diligently to develop a program to address on a timely basis, the risk associated with the Y2K Problem, including the impact the Y2K Problem could have on Borrowers' account debtors, vendors and suppliers. The Borrowers will promptly notify the Collateral Agent in the event any Borrower discovers or determines that any computer application (including those of suppliers and vendors) that is material to its business and operations will have a Y2K Problem, except to the extent such failure could not reasonably be expected to result in a Material Adverse Change.

                           7.1.14 LOCKBOX ACCOUNTS.

                           NEII and NL shall establish lockbox accounts (the
"Lockbox Accounts") with the Collateral Agent and cause all receipts to be deposited directly into the Lockbox Accounts, including all domestic and foreign receipts, other than an amount (not to exceed $250,000 at any time) required from time to time to operate Borrowers' Hong Kong office.

                  7.2 NEGATIVE COVENANTS.

                  The Borrowers, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations, Letters of Credit Outstandings and Bankers' Acceptance Obligations and interest thereon, expiration or termination of all Letters of Credit and Bankers' Acceptances, satisfaction of all of the Borrowers' other Obligations hereunder and termination of the Commitments, the Borrowers shall comply with the following negative covenants:

                           7.2.1 INDEBTEDNESS.

                           No Borrower shall at any time create, incur, assume
or suffer to exist any Indebtedness, except:

                                    (i) Indebtedness under the Loan Documents;

                                    (ii) Existing DEML Debt as set forth on
Schedule 7.2.1, including any extensions or renewals thereof, and any increase in the principal amount thereof as permitted in Section 7.2.4; and

                                    (iii) Capitalized and operating leases as
and to the extent permitted under Section 7.2.15 [Capital Expenditures and Leases].

                           7.2.2 LIENS.

                           No Borrower shall at any time create, incur, assume
or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.


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

                           7.2.3 GUARANTIES.

                           No Borrower shall at any time, directly or
indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, other than (i) NEII's guaranty of the DEML Debt and (ii) endorsements of items for deposit in the ordinary course of business.

                           7.2.4 LOANS AND INVESTMENTS.

                           No Borrower shall at any time make or suffer to
remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except for
(i) existing Indebtedness owed by NEIL and DEIL to DURABLE ELECTRICAL METAL FACTORY LIMITED, a Hong Kong Limited Liability Company ("DEML"), in an amount not to exceed Ten Million Seven Hundred Thousand Dollars ($10,700,000.00) from the Closing Date through the completion of the initial public offering (the "IPO") of NEII, Nine Million Seven Hundred Thousand Dollars ($9,700,000.00) from and after July 31, 1998 if the IPO has not yet occurred, and Eight Million Seven Hundred Thousand Dollars ($8,700,000.00) from and after the IPO (the "DEML Debt");(ii) trade credit extended on usual and customary terms in the ordinary course of business;(iii) advances to employees to meet expenses incurred by such employees in the ordinary course of business; and (iv) Permitted Investments.

                           7.2.5 DIVIDENDS AND RELATED DISTRIBUTIONS.

                           Prior to the Transition Date, no Borrower shall make
or pay or agree to become or remain liable to make or pay, and subsequent to the Transition Date, NEII shall not make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests.

                           7.2.6 LIQUIDATIONS, MERGERS, CONSOLIDATIONS,
                           ACQUISITIONS.

                           No Borrower shall dissolve, liquidate or wind-up its
affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person.

                           7.2.7 DISPOSITIONS OF ASSETS.

                           No Borrower shall sell, convey, assign, lease,
abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper,


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equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Borrower), except:

                                    (i) transactions involving the sale of
Inventory in the ordinary course of business;

                                    (ii) any sale, transfer or lease of assets
in the ordinary course of business which are no longer necessary or required in the conduct of such Borrower's business;

                                    (iii) any sale, transfer or lease of assets
by any wholly owned Subsidiary of such Borrower to a Borrower;

                                    (iv) any sale, transfer or lease of assets
in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 7.2.15 [Capital Expenditures and Leases], PROVIDED such substitute assets are subject to the Lenders' Prior Security Interest; or

                                    (v) any sale, transfer or lease of assets,
other than those specifically excepted pursuant to clauses (i) through (iv) above, which is approved by the Required Lenders.

                           7.2.8 AFFILIATE TRANSACTIONS.

No Borrower shall enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Borrower or other Person) unless such transaction is expressly permitted by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Collateral Agent and is in accordance with all applicable Law. Notwithstanding the foregoing, the following shall be permitted:

                                    (i) Borrowers shall be entitled to incur
administrative commitments with Windmere to an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) per annum;

                                    (ii) the Windmere Notes;

                                    (iii) the DEML Debt and the security
interest in the fixed assets and inventory of DEIL granted to DEML to secure DEIL's obligations under the DEML Debt;

                                    (iv) NEII's guarantee of the DEML Debt;


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

                                    (v) DEML's agreement (a) not to compete in
the design, research, development or manufacture of music centers and video compact disc players in the PRC prior to September 30, 2003 and (b) to make available to NEIL without charge its general manufacturing software program until October 31, 2003;

                                    (vi) Windmere's provision to the Borrowers
of certain administrative services with respect to NEIL's PRC manufacturing facility, including the payment by Windmere or its affiliates of certain accounts payable and the collection by Windmere or its affiliates of certain accounts receivable on behalf of the Borrowers.;

                                    (vii) that certain Lease Agreement between
NEII and F Fifty Holdings, Inc. ("F Fifty") pursuant to which F Fifty leases an aircraft (the "Aircraft") to NEII;

                                    (viii) loans to Joel Newman in an amount not
to exceed $300,000.00 in the aggregate at any one time outstanding.

                                    (ix) that certain Indemnification Agreement
among White Consolidated Industries, Inc., Kmart Corporation and Windmere; and

                                    (x) employment agreements entered into from
time to time with Joel Newman, so long as he remains an Affiliate of NEII.

                           7.2.9 SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES.

                           No Borrower shall own or create directly or
indirectly any Subsidiaries other than any Subsidiary which has joined this Agreement as a Borrower on the Closing Date. No Borrower shall become or agree to (i) become a general or limited partner in any general or limited partnership, except that the Borrowers may be general or limited partners in other Borrowers ;(ii) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Borrowers may be members or managers of, or hold limited liability company interests in, other Borrowers; or (iii) become a joint venturer or hold a joint venture interest in any joint venture.

                           7.2.10 CONTINUATION OF OR CHANGE IN BUSINESS.

                           No Borrower shall engage in any business other than
substantially as conducted and operated by such Borrower on the date hereof, and no such Borrower shall permit any material change in such business.

                           7.2.11 PLANS AND BENEFIT ARRANGEMENTS.

                           No Borrower shall :


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                                    (i) fail to satisfy the minimum funding
requirements of ERISA and the Internal Revenue Code with respect to any Plan;

                                    (ii) request a minimum funding waiver from
the Internal Revenue Service with respect to any Plan;

                                    (iii) engage in a Prohibited Transaction
with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                                    (iv) permit the aggregate actuarial present
value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                                    (v) fail to make when due any contribution
to any Multiemployer Plan that the Borrowers or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                                    (vi) withdraw (completely or partially) from
any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrowers or any member of the ERISA Group;

                                    (vii) terminate, or institute proceedings to
terminate, any Plan, where such termination is likely to result in a material liability to the Borrowers or any member of the ERISA Group;

                                    (viii) make any amendment to any Plan with
respect to which security is required under Section 307 of ERISA; or

                                    (ix) fail to give any and all notices and
make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

[As to Borrowers which are Hong Kong Limited Liability Companies, no Borrower shall fail to comply with all comparable laws and statutes under Hong Kong law]

                           7.2.12 FISCAL YEAR.

                           DEIL shall not change its fiscal year from the
twelve-month period ending November 30, and the remaining Borrowers shall not change their respective fiscal year from the twelve-month period ending December 31.


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                           7.2.13 ISSUANCE OF STOCK.

                           Except for the IPO, no Borrower shall issue any
additional shares of its capital stock or any options, warrants or other rights in respect thereof.

                           7.2.14 CHANGES IN ORGANIZATIONAL DOCUMENTS.

                           No Borrower shall amend in any respect its
certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Collateral Agent and, in the event such change would be adverse to the Lenders as determined by the Agent in its reasonable discretion, obtaining the prior written consent of the Required Lenders.

                           7.2.15 CAPITAL EXPENDITURES AND LEASES.

                           The Borrowers shall not make any payments (net of
tooling expenses) exceeding $500,000.00 in the aggregate in fiscal year ending December 31, 1998, nor exceeding $1,000,000.00 in the aggregate in fiscal years ending December 31, 1999 and 2000, respectively, on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease, or any payments exceeding $500,000.00 in the aggregate in any fiscal year on account of the rental or lease of real or personal property of any other Person which does not constitute a capitalized lease, and all such capital expenditures and leases shall be made under usual and customary terms and in the ordinary course of business.

                           7.2.16 CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED TANGIBLE NET WORTH RATIO.

                           The Borrowers shall not permit the ratio of
Consolidated Total Liabilities of the Borrowers less Subordinated Debt to Consolidated Tangible Net Worth to be more than 2.0 to 1.0 from December 1 through April 30 of each year nor more than 3.2 to 1.0, from May 1 through November 30 of each year, calculated as of the end of each fiscal quarter.

                           7.2.17 MAXIMUM LEVERAGE RATIO.

                           The Borrowers shall not at any time permit the ratio
of Consolidated Total Liabilities of the Borrowers less Subordinated Debt, plus the amount of Letters of Credit Outstanding and Bankers Acceptance Obligations to Consolidated Tangible Net Worth to exceed 3.0 to 1.0 from December 1 through April 30 of each year nor more than 4.7 to 1.0, from May 1 through November 30 of each year, calculated as of the end of each fiscal quarter.


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                           7.2.18 MINIMUM INTEREST COVERAGE RATIO.

                           The Borrowers shall not permit the ratio of
Consolidated Cash Flow from Operations to consolidated interest expense of the Borrowers to be less than 3.0 to 1.0, determined at the end of each fiscal quarter, on a rolling basis utilizing the quarterly financial reporting for the immediately preceding four (4) fiscal quarters.

                           7.2.19 MINIMUM TANGIBLE NET WORTH.

                           The Borrowers shall not at any time permit
Consolidated Tangible Net Worth to be less than the following amounts as of the periods indicated:

--------------------------------------------------------------------------------
   PERIODS                                                        AMOUNTS
   -------                                                        -------

   From the Closing Date through June 29, 1998                    $16,000,000.00




   From June 30, 1998 through September 29, 1998                  $19,000,000.00




   From September 30, 1998 through December 30, 1998              $23,000,000.00




   From December 31, 1998 through September 29, 1999              $25,000,000.00




   From September 30, 1999 through December 30, 1999              $28,750,000.00




   From December 31, 1999 through September 29, 2000              $32,500,000.00


--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
   From September 30, 2000 through December 30, 2000              $36,250,000.00




   From December 31, 2000 through the Expiration Date             $40,000,000.00




   All of the above Minimum Consolidated Tangible Net
   Worth Requirements shall be increased by an amount equal to ninety percent (90%) of the aggregate net proceeds of any Subordinated Debt or equity offering of the Borrowers.


--------------------------------------------------------------------------------


                           7.2.20 MINIMUM CURRENT RATIO.

                           The Borrowers shall not at any time permit the ratio
of consolidated current assets of the Borrowers to consolidated current liabilities of the Borrowers to be less than 1.0 to 1.0, calculated as of the end of each fiscal quarter.

                  7.3 REPORTING REQUIREMENTS.

                  The Borrowers, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations, Letters of Credit Outstandings and Bankers' Acceptance Obligations and interest thereon, expiration or termination of all Letters of Credit and Bankers' Acceptances, satisfaction of all of the Borrowers' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Borrowers will furnish or cause to be furnished to the Agent, Collateral Agent and each of the Lenders, as applicable, the following:

                           7.3.1 MONTHLY FINANCIAL STATEMENTS.

                           To the Collateral Agent, as soon as available and in
any event within thirty (30) calendar days after the end of each calendar month, the financial statements of each Borrower and consolidated financial statements for the Borrowers, consisting of a management prepared balance sheet as of the end of such month and related individual statements of income, shareholders' equity and retained earnings for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end adjustments) by the Chief Executive


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Officer, President or Chief Financial Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied.

                           7.3.2 ADDITIONAL MATERIALS.

                                    7.3.2.1 To the Collateral Agent, promptly
upon any Borrower becoming aware thereof, notice of each federal statutory Lien, tax or other state or local government Lien or other Lien (other than the Security Interests) filed against the property of any Borrower;

                                    7.3.2.2 To the Collateral Agent, within
twenty (20) calendar days after the end of every month, a schedule of each Borrower's Inventory certified by an authorized officer of the applicable Borrower and indicating, with respect to any such Inventory, the location thereof (whether in a warehouse specified in the schedule, or in transit);

                                    7.3.2.3 To the Collateral Agent, within
twenty (20) calendar days after the end of every month, a report of each Borrower's receivable agings and within thirty (30) calendar days after the end of every month, a report of each Borrower's accounts payable agings, certified in each case by an authorized officer of such Borrower;

                                    7.3.2.4 To the Collateral Agent, within
twenty (20) calendar days after the end of each month (or, if the Collateral Agent or the Required Lenders so request, on a more frequent basis) a Borrowing Base Certificate;

                                    7.3.2.5 To the Collateral Agent, promptly,
with the financial statements referred to in Section 7.3.3, consolidated projections for Borrowers' balance sheet and profit and loss statement and cash flows for the next fiscal year, with monthly details;

                                    7.3.2.6 From time to time and within a
reasonable time after request of the Agent, Collateral Agent or any Lender, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding this Agreement, any extension of credit or any Loan Document or any transaction contemplated thereby, or the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrowers as the Agent, Collateral Agent or the Required Lenders may reasonably request, in each case in form and substance and certified in a manner reasonably satisfactory to the Required Lenders .

                           7.3.3 ANNUAL FINANCIAL STATEMENTS.

                           To the Collateral Agent, as soon as available and in
any event within one hundred twenty (120) days after the end of each fiscal year of the Borrowers, financial statements of the Borrowers, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, shareholders' equity, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail


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and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent, provided, however, that the certificate or report of accountants shall not be required to apply to consolidating statements of income shareholders' equity, retained earnings and cash flows. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Borrower under any of the Loan Documents. The Borrowers shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Collateral Agent and the Lenders substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of the Borrowers, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrowers' calculations with respect to the certificate to be delivered pursuant to Section 7.3.4 [Certificate of the Borrower] with respect to such financial statements and (ii) to the effect that the Lenders are intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize the Borrowers to deliver such reports and certificate to the Lenders on such accountants' behalf.

                           7.3.4 CERTIFICATE OF THE BORROWER.

                           Concurrently with the financial statements of the
Borrowers furnished to the Collateral Agent, pursuant to Section 7.3.1 [Monthly Financial Statements] and Section 7.3.3 [Annual Financial Statements], a certificate of each Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit "J", to the effect that, except as described pursuant to Section 7.3.5 [Notice of Default],
(i) the representations and warranties of the Borrower contained in Section 5.7 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Borrowers have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2 [Negative Covenants].

                           7.3.5 NOTICE OF DEFAULT.

                           Promptly after any officer of any Borrower has
learned of the occurrence of an Event of Default or Potential Default, or a default or termination of the Kmart Contract or the WCI License Agreements or any other Material Contract, a certificate signed by the Chief


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

Executive Officer, President or Chief Financial Officer of such Borrower (and as to the Borrowers which are Hong Kong Limited Liability Companies from the Directors) setting forth the details of such Event of Default or Potential Default and the action which the such Borrower proposes to take with respect thereto.

                           7.3.6 NOTICE OF LITIGATION.

                           Promptly after any Borrower becomes aware of the
commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Borrower which relate to the Collateral, involve a claim or series of claims in excess of $100,000.00 or which if adversely determined would constitute a Material Adverse Change.

                           7.3.7 CERTAIN EVENTS.

                           Written notice to the Collateral Agent:

                                    (i) at least sixty (60) calendar days prior
thereto, with respect to any proposed sale or transfer of assets pursuant to
Section 7.2.7, other than pursuant to clause (i) thereof;

                                    (ii) within the time limits set forth in
Section 7.2.14 [Changes in Organizational Documents], any amendment to the organizational documents of any Borrower; and

                                    (iii) at least thirty (30) calendar days
prior thereto, with respect to any change in any Borrower's locations from the locations set forth in schedule A to the SecurityAgreements.

                           7.3.8 BUDGETS, FORECASTS, OTHER REPORTS AND
                           INFORMATION.

                           Promptly upon their becoming available to the
Borrowers, furnish to the Collateral Agent:

                                    (i) Omitted;

                                    (ii) any reports including management
letters submitted to the Borrowers by independent accountants in connection with any annual, interim or special audit;

                                    (iii) any reports, notices or proxy
statements generally distributed by NEII to its shareholders on a date no later than the date supplied to such shareholders;


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

                                    (iv) regular or periodic reports, including
Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrowers with the Securities and Exchange Commission;

                                    (v) a copy of any order in any proceeding to
which the Borrowers is a party issued by any Official Body; and

                                    (vi) such other reports and information as
any of the Lenders may from time to time reasonably request. The Borrowers shall also notify the Lenders promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

                           7.3.9 NOTICES REGARDING PLANS AND BENEFIT
                  ARRANGEMENTS.

                                    7.3.9.1 CERTAIN EVENTS. Promptly upon
becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) to the Collateral Agent of:

                                    (i) any Reportable Event with respect to the
Borrowers or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                                    (ii) any Prohibited Transaction which could
subject the Borrowers or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                                    (iii) any assertion of material withdrawal
liability with respect to any Multiemployer Plan,

                                    (iv) any partial or complete withdrawal from
a Multiemployer Plan by the Borrowers or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                                    (v) any cessation of operations (by any
Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                                    (vi) withdrawal by any Borrower or any other
member of the ERISA Group from a Multiple Employer Plan,


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

                                    (vii) a failure by any Borrower or any other
member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                                    (viii) the adoption of an amendment to a
Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                                    (ix) any change in the actuarial assumptions
or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                                    7.3.9.2 NOTICES OF INVOLUNTARY TERMINATION
AND ANNUAL REPORTS. Promptly after receipt thereof, copies to the Collateral Agent of (a) all notices received by the Borrowers or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrowers or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrowers or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrowers or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each schedule B (Actuarial Information) to the annual report filed by the Borrowers or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                                    7.3.9.3 NOTICE OF VOLUNTARY TERMINATION.
Promptly upon the filing thereof, copies to the Collateral Agent of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   8. DEFAULT

                  8.1 EVENTS OF DEFAULT.

                  An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law), as determined by the Agent in its sole discretion or by the Required Lenders:

                           8.1.1 PAYMENTS UNDER LOAN DOCUMENTS.

                           Any Borrower shall fail to pay any principal of any
Loan (including scheduled installments, prepayments or the payment due at maturity), Reimbursement


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

Obligation, Letter of Credit Borrowing, Bankers' Acceptance Obligation, Bankers' Acceptance Borrowing or shall fail to pay any interest on any Loan, Bankers' Acceptance Obligation, Bankers' Acceptance Borrowing, Reimbursement Obligation or Letter of Credit Borrowing for a period of three (3) days following the date such payment becomes due in accordance with the terms hereof or thereof; or any Borrower shall fail to pay any other amount owing hereunder or under the other Loan Documents for a period of five (5) days after such other amount becomes due in accordance with the terms hereof or thereof;

                           8.1.2 BREACH OF WARRANTY.

                           Any representation or warranty made at any time by
any of the Borrowers herein or by any of the Borrowers in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished or deemed made or furnished;

                           8.1.3 BREACH OF COVENANTS.

                           Any of the Borrowers shall default in the observance
or performance of any covenant, condition or provision hereof or of any other Loan Document;

                           8.1.4 DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

                           A default or event of default shall occur at any time
under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Borrower may be obligated as a borrower or guarantor in excess of $250,000.00 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                           8.1.5 FINAL JUDGMENTS OR ORDERS.

                           Any final judgments or orders for the payment of
money in excess of $250,000.00 in the aggregate shall be entered against the Borrowers or any Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                           8.1.6 LOAN DOCUMENT UNENFORCEABLE.

                           Any of the Loan Documents shall cease to be legal,
valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof


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

or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                           8.1.7 UNINSURED LOSSES; PROCEEDINGS AGAINST ASSETS.

                           There shall occur any material uninsured damage to or
loss, theft or destruction of any of the Collateral in excess of $150,000.00 or the Collateral or any other of the Borrowers' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

                           8.1.8 NOTICE OF LIEN OR ASSESSMENT.

                           A notice of Lien or assessment which is not a
Permitted Lien is filed of record with respect to all or any part of any of the Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                           8.1.9 INSOLVENCY.

                           Any Borrower ceases to be solvent or admits in
writing its inability to pay its debts as they mature;

                           8.1.10 EVENTS RELATING TO PLANS AND BENEFIT
                           ARRANGEMENTS.

                           Any of the following occurs: (i) any Reportable
Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan;
(iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of any Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) any Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) any Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) any Borrower or any other member


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

of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) any Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by any Borrower and the other members of the ERISA Group[as to Borrowers which are Hong Kong Limited Liability Companies, if any Borrower fails to comply with all comparable laws and statutes under Hong Kong law];

                           8.1.11 CESSATION OF BUSINESS.

                           Any Borrower ceases to conduct its business as
contemplated, except as expressly permitted under Section 7.2.6 [Liquidations, Mergers, Etc.] or 7.2.7, or any Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business;

                           8.1.12 CHANGE OF CONTROL.

                           After the Transition Date, any Change in Control or
Change in Management shall occur with respect to any Borrower, or the failure of Borrowers to complete the Transition on or before June 30, 1998 (the "Transition Date");

                           8.1.13 INVOLUNTARY PROCEEDINGS.

                           A proceeding shall have been instituted in a court
having jurisdiction in the premises seeking a decree or order for relief in respect of any Borrower in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Borrower or Subsidiary of a Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                           8.1.14 VOLUNTARY PROCEEDINGS.

                           Any Borrower shall commence a voluntary case under
any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally


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

to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

                           8.1.15 MATERIAL CONTRACTS.

                           The Kmart Contract or any WCI License Agreement or
any other Material Contract, or the Pledge Agreement or any appointment of process agent required herein, shall fail or cease to be in full force and effect, or a default or an event of default by any party shall exist thereunder, or the Borrowers shall be prevented from using the White-Westinghouse or Double W trademarks.

                           8.1.16 EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                           If an Event of Default specified under Sections 8.1.1
through 8.1.12 or Section 8.1.15 shall occur and be continuing, the Lenders and the Agent and the Collateral Agent shall be under no further obligation to make Loans or issue Letters of Credit or create Bankers' Acceptances, as the case may be, the Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Collateral Agent for the benefit of the Agent, Collateral Agent and the Lenders without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in an interest-bearing account with the Collateral Agent, as cash collateral for Borrowers' Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit and Bankers' Acceptances, and the Borrowers hereby pledge to the Collateral Agent and the Lenders, and grant to the Collateral Agent and the Lenders a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Agent or the Required Lenders, the Collateral Agent shall return such cash collateral to the Borrowers; and

                           8.1.17 BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                           If an Event of Default specified under Section 8.1.13
[Involuntary Proceedings] or 8.1.14 [Voluntary Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and


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                           8.1.18 SET-OFF.

                           If a Potential Default or an Event of Default shall
occur and be continuing, any Lender to whom any Obligation is owed by any Borrower hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Lenders] and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Borrower, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of any Borrower and the other Borrowers hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, any Borrower by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by any Borrower for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate. Such right shall exist following a Potential Default or an Event of Default whether or not any Lender or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of any Borrower is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to the Agent, Collateral Agent or any Lender; and

                           8.1.19 SUITS, ACTIONS, PROCEEDINGS.

                           If an Event of Default shall occur and be continuing,
and whether or not the Agent or Collateral Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of Section 8, the Agent or with the consent of the Agent or the Required Lenders, the Collateral Agent or any Lender, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or Collateral Agent or such Lender; and

                           8.1.20 APPLICATION OF PROCEEDS.

                           From and after the date on which the Agent or
Collateral Agent has taken any action pursuant to Section 8 and until all Obligations of the Borrowers have been paid in full, any and all proceeds received by the Agent or Collateral Agent from any sale or other disposition


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of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent or Collateral Agent, shall be applied as follows:

                                    (i) first, to reimburse the Agent and the
Collateral Agent to pay principal, interest fees and other sums due which may have been advanced by the Agent or the Collateral Agent and for which the Agent or Collateral Agent, as applicable, has not been reimbursed by the Borrowers or the Lenders;

                                    (ii) second, to reimburse the Agent, the
Collateral Agent, and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent, the Collateral Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Borrowers under any of the Loan Documents, including advances made by the Lenders or any one of them or the Agent or the Collateral Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                                    (iii) third, to the repayment of all
Indebtedness then due and unpaid of the Borrowers to the Lenders incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                                    (iv) the balance, if any, as required by
Law.

                           8.1.21 OTHER RIGHTS AND REMEDIES.

                           In addition to all of the rights and remedies
contained in this Agreement or in any of the other Loan Documents, the Agent and Collateral Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent and the Collateral Agent may, as applicable, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Agent or Collateral Agent and the Lenders under the Loan Documents or applicable Law.

                  8.2 NOTICE OF SALE.

                  Any notice required to be given by the Agent or Collateral Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent or Collateral


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Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrowers.




                       9. THE AGENT AND COLLATERAL AGENT

                  9.1 APPOINTMENT.

                  Each Lender hereby irrevocably, subject to the provisions of
Section 9.14, designates, appoints and authorizes NATIONAL BANK OF CANADA to act as syndication and documentation Agent and NATIONSBANK, N.A. to act as Collateral Agent and administrative agent for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the Lenders the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent or the Collateral Agent, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent or Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. NATIONAL BANK OF CANADA and NATIONSBANK, N.A. agree to act as the Agent and Collateral Agent, respectively, on behalf of the Lenders to the extent provided in this Agreement.

                  9.2 DELEGATION OF DUTIES.

                  The Agent and the Collateral Agent may perform any of their respective duties hereunder by or through agents or employees (PROVIDED such delegation does not constitute a relinquishment of its duties as Agent or Collateral Agent) and, subject to Sections 9.5 [Reimbursement of Agent by Borrowers, Etc.] and 9.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

                  9.3 NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION.

                  The Agent and the Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties


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of the Agent and the Collateral Agent shall be mechanical and administrative in nature; the Agent and the Collateral Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent or the Collateral Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent and the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender expressly acknowledges (i) that neither the Agent nor the Collateral Agent have made any representations or warranties to the Lenders and that no act by the Agent or the Collateral Agent hereafter taken, including any review of the affairs of any of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent or the Collateral Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Agent or the Collateral Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Borrowers in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that neither the Agent nor the Collateral Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

                  9.4 ACTIONS IN DISCRETION OF AGENT AND COLLATERAL AGENT; INSTRUCTIONS FROM THE LENDERS.

                  The Agent and the Collateral Agent agree, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the rights, powers or discretion of the Agent or the Collateral Agent herein, PROVIDED that the Agent and the Collateral Agent shall not be required to take any action which exposes the Agent or the Collateral Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Lenders, the Agent and the Collateral Agent shall have authority, in their sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section 9.6 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 9.6, no Lender shall have any right of action whatsoever against the Agent or the Collateral Agent as a result of the Agent or the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders, or in the absence of such instructions, in the absolute discretion of the Agent and the Collateral Agent.


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                  9.5 REIMBURSEMENT AND INDEMNIFICATION OF AGENT AND COLLATERAL
                  AGENT BY THE BORROWERS

                  The Borrowers unconditionally agree to pay or reimburse the Agent and hold the Agent harmless against any and all liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, and (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof. Additionally, the Borrowers unconditionally agree to pay or reimburse the Agent and the Collateral Agent and hold the Agent and Collateral Agent harmless against (a) any and all liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent or the Collateral Agent (i) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (ii) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including without limitation all documentary stamp taxes, intangible taxes and recording fees and expenses and all interest and penalties thereon, which may be imposed on, incurred by or asserted against the Agent or the Collateral Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or, except in the case of Agent's or Collateral Agent's gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction) (however the gross negligence or willful misconduct of the Agent shall not result in liability to the Collateral Agent and vice versa), any action taken or omitted by the Agent or the Collateral Agent hereunder. In addition, the Borrowers agree to reimburse and pay all reasonable out-of-pocket expenses of the Agent and the Collateral Agent and the Agent's and Collateral Agent's regular employees and agents engaged periodically to perform audits of the Borrowers' books, records and business properties.

                  9.6 EXCULPATORY PROVISIONS; LIMITATION OF LIABILITY.

                  Except in the case of Agent's or Collateral Agent's gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction) (however the gross negligence or willful misconduct of the Agent shall not result in liability to the Collateral Agent and vice versa) neither the Agent or the Collateral Agent nor any of their respective directors, officers, employees, agents, attorneys or Affiliates shall
(a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection


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

herewith including pursuant to any Loan Document, (b) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrowers, or the financial condition of the Borrowers, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Borrowers, any Lender, the Agent or the Collateral Agent or any of their respective Subsidiaries against the Agent or the Collateral Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Borrowers, the Agent and the Collateral Agent and each Lender hereby waive, release and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent or the Collateral Agent hereunder or given to the Agent or the Collateral Agent for the account of or with copies for the Lenders, the Agent and the Collateral Agent and each of their respective directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or the Collateral Agent or any of their respective directors, officers, employees, agents, attorneys or Affiliates.

                  9.7 REIMBURSEMENT AND INDEMNIFICATION OF AGENT AND COLLATERAL AGENT BY LENDERS.

                  Each Lender agrees to reimburse and indemnify the Agent and the Collateral Agent (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent or the Collateral Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent or the Collateral Agent hereunder or under any other Loan Document, except in the case of Agent's or Collateral Agent's gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction)


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

(however the gross negligence or willful misconduct of the Agent shall not result in liability to the Collateral Agent and vice versa). In addition, each Lender agrees promptly upon demand to reimburse the Agent and the Collateral Agent (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrowers to the Agent and the Collateral Agent in connection with the Agent's and Collateral Agent's periodic audit of the Borrowers' books, records and business properties.

                  9.8 RELIANCE BY AGENT.

                  The Agent and the Collateral Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent or the Collateral Agent. The Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  9.9 NOTICE OF DEFAULT.

                  The Agent and the Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent or the Collateral Agent has received written notice from a Lender or the Borrowers referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

                  9.10 NOTICES.

                  The Agent and the Collateral Agent shall promptly send to each Lender a copy of all notices received from the Borrowers pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Collateral Agent shall promptly notify the Borrowers and the other Lenders of each change in the Base Rate and the effective date thereof.

                  9.11 LENDERS IN THEIR INDIVIDUAL CAPACITIES.

                  With respect to its Revolving Credit Commitment and the Revolving Credit Loans made by it and any other rights and powers given to it as a Lender hereunder or under any of the other Loan Documents, the Agent and the Collateral Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent or the Collateral Agent, and the term "Lenders" shall, unless the context otherwise indicates, include the Agent and the Collateral Agent in their respective individual capacities. NATIONAL BANK OF CANADA and NATIONSBANK, N.A. and their respective Affiliates and each of the


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

Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrowers, in the case of the Agent or the Collateral Agent, as though it were not acting as Agent or the Collateral Agent hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder. The Lenders acknowledge that, pursuant to such activities, the Agent or the Collateral Agent or their respective Affiliates may (i) receive information regarding the Borrowers (including information that may be subject to confidentiality obligations in favor of the Borrowers) and acknowledge that the Agent and the Collateral Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Borrowers for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  9.12 HOLDERS OF NOTES.

                  The Agent and the Collateral Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent and the Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                  9.13 EQUALIZATION OF LENDERS.

                  The Lenders and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in payments under the Notes, except as otherwise provided with respect to fees due to the Agent for its own account in connection with Letters of Credit and Bankers' Acceptances, and as set forth in
Section 4.4.3 [Agent's and Lender's Rights], 5.4.2 [Replacement of a Lender] or
5.6 [Additional Compensation in Certain Circumstances]. The Lenders or any such holder receiving any such amount shall purchase for cash from each of the other Lenders an interest in such Lender's Loans and its obligations under Letters of Credit and Bankers' Acceptances in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount under the Notes, Letters of Credit and Bankers' Acceptances, PROVIDED that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to


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the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Lender or the holder making such purchase.

                  9.14 SUCCESSOR AGENT AND COLLATERAL AGENT.

                  The Agent and the Collateral Agent (i) may resign as Agent and Collateral Agent or (ii) shall resign if such resignation is required by Section
5.4.2 [Replacement of a Lender], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrowers and the Lenders. If the Agent or the Collateral Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the consent of the Borrowers, such consent not to be unreasonably withheld and such consent not to be requested or required if an Event of Default exists, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's or the Collateral Agent's notice to the Lenders of its resignation, then the Agent or the Collateral Agent , as applicable shall appoint, with the consent of the Borrowers, such consent not to be unreasonably withheld, and such consent not to be requested or required if an Event of Default exists, a successor agent who shall serve as Agent or Collateral Agent until such time as the Required Lenders appoint and the Borrowers consent to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent or the Collateral Agent, and the term "Agent" or "Collateral Agent" shall mean such successor agent, effective upon its appointment, and the former Agent or Collateral Agent's rights, powers and duties as Agent or Collateral Agent shall be terminated without any other or further act or deed on the part of such former Agent or Collateral Agent or any of the parties to this Agreement. After the resignation of any agent hereunder, the provisions of
Section 9 shall inure to the benefit of such former agent and such former agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was Agent or Collateral Agent under this Agreement.

                  9.15 ALLOCATION OF FACILITY.

                  As of the Closing Date each of the Lenders shall be deemed to have purchased a risk participation equal to their respective Ratable Shares in all loans, letters of credit ("Existing Letters of Credit") and bankers' acceptances ("Existing BA's) which were created under the Facility, which remain outstanding as of the Closing Date and which are assigned pursuant to the Irrevocable Assignment. On the Closing Date the all sums which may be required to be paid in order to reallocate the Facility, Existing Letters of Credit and Existing BA's among the Lenders in accordance with their Ratable Shares shall be allocated and paid among the Lenders in accordance with their Ratable Shares. Borrowers shall pay to Agent on the Closing Date any additional fees and charges which may be due as of the Closing Date in connection with the Existing Letters of Credit and Existing BA's. The Existing Letters of Credit and Existing BA's which are assigned pursuant to the Irrevocable Assignment shall, for all purposes under this Agreement, be treated as Letters of Credit and Bankers' Acceptances created hereunder, and shall be subject to sublimits, fees and charges due with respect to Letters of Credit and Bankers' Acceptances created hereunder. Any and all documents held by the Collateral Agent with respect to the Facility, including such Existing Letters of Credit and Existing BA's shall be held by the Collateral Agent for the ratable interest of each Lender. It is the intent of the parties that this Agreement and the credit facilities set forth herein shall not constitute a novation, but rather a continuation and amendment of the Facility which is being assigned pursuant to the Irrevocable Assignment.

                  9.16 AVAILABILITY OF FUNDS.

                  The Collateral Agent may assume that each Lender has made or will make the proceeds of a Loan available to the Collateral Agent unless the Collateral Agent shall have been notified by such Lender on or before the close of Business two (2) Business Days preceding the Borrowing Date with respect to such Loan . The Collateral Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Collateral Agent by such Lender, or if the Collateral Agent fails to timely remit payments to another Lender, the Collateral Agent and the other Lenders, as the case may be, shall be entitled to recover such amount on demand from such Lender or the Collateral Agent, as the case may be together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Collateral Agent or Lender recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

                  9.17 CALCULATIONS.

                  Neither the Agent nor the Collateral Agent shall be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Agent and the Collateral Agent, the Borrowers and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.


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                  9.18 BENEFICIARIES.

                  Except as expressly provided herein, the provisions of Section 9 are solely for the benefit of the Agent and the Collateral Agent and the Lenders, and the Borrowers shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent and the Collateral Agent shall act solely as agent of the Lenders and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Borrowers.




                               10. MISCELLANEOUS

                  10.1 MODIFICATIONS, AMENDMENTS OR WAIVERS.



                  With the written consent of the Required Lenders, the Agent, or at the direction of the Agent or Required Lenders, the Collateral Agent, acting on behalf of all the Lenders, and the Borrowers, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Borrowers hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrowers hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Borrowers; PROVIDED, that, without the written consent of ALL the Lenders, no such agreement, waiver or consent may be made which will:

                           10.1.1 INCREASE OF COMMITMENT; EXTENSION OR
                           EXPIRATION DATE.

                           Increase the amount of the Revolving Credit
Commitment of any Lender hereunder or extend the Expiration Date;

                           10.1.2 EXTENSION OF PAYMENT; REDUCTION OF PRINCIPAL INTEREST OR FEES; MODIFICATION OF TERMS OF PAYMENT.

                           Whether or not any Loans are outstanding, extend the
time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the


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Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee, or any other fee payable to any Lender, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Lender;

                           10.1.3 RELEASE OF COLLATERAL OR GUARANTOR.

                           Except for sales of assets permitted by Section 7.2.7
[Disposition of Assets or Subsidiaries], release any Collateral consisting of capital stock or other ownership interests of any Borrower or the assets of any Borrower or any guarantor from its Obligations under any security for any of the Borrowers' Obligations; or

                           10.1.4 MISCELLANEOUS

                           Amend Section 5.2 [Pro Rata Treatment of Lenders],
9.6 [Exculpatory Provisions, Etc.] or 9.13 [Equalization of Lenders] or this
Section 10.1 [Modifications, Amendments or Waivers], or change or waive any default under any financial covenant, or alter any provision regarding the pro rata treatment of the Lenders or the advance rates set forth in the Borrowing Base, or change the definition of Required Lenders, or change any requirement providing for the Lenders or the Required Lenders to authorize the taking of any action hereunder;

PROVIDED, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent or the Collateral Agent in its capacity as Agent or Collateral Agent or as the issuer of Letters of Credit or Bankers' Acceptances shall be effective without the written consent of the Agent and the Collateral Agent, as applicable.

                  10.2 NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING
                  REQUIRED.

                  No course of dealing and no delay or failure of the Agent or the Collateral Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the


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Collateral Agent and the Lenders under this Agreement and any other Loan
Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

                  10.3 REIMBURSEMENT AND INDEMNIFICATION OF LENDERS BY THE BORROWERS; TAXES.

                  The Borrowers agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree unconditionally to save the Agent, the Collateral Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. All indemnifications in this Agreement of the Borrowers in favor of the Agent, Collateral Agent and Lenders shall remain in full force and effect and survive repayment of the Loans and termination of the Revolving Credit Commitments.

                  10.4 HOLIDAYS.

                  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.


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                  10.5 FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

                           10.5.1 NOTIONAL FUNDING.

                           Each Lender shall have the right from time to time,
without notice to the Borrowers, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, PROVIDED that immediately following (on the assumption that a payment were then due from the Borrowers to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to Section 5.6 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

                           10.5.2 ACTUAL FUNDING.

                           Each Lender shall have the right from time to time to
make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this
Section 10.5.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrowers to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 5.6 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

                  10.6 NOTICES.

                  All notices, requests, demands, directions and other communications (as used in this Section 10.6, collectively referred to as "notices") given to or made upon any party hereto


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

under the provisions of this Agreement shall be in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (d) if given by any other means (including by air courier), when delivered; PROVIDED, that notices to the Agent or the Collateral Agent shall not be effective until received. Any Lender giving any notice to any Borrower shall simultaneously send a copy thereof to the Agent and Collateral Agent, and the Agent and Collateral Agent shall promptly notify the other Lenders of the receipt by it of any such notice.

                  10.7 SEVERABILITY.

                  The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  10.8 GOVERNING LAW.

                  Each Letter of Credit and Section 2.8 [Letter of Credit Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the State of New York without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles

                  10.9 PRIOR UNDERSTANDING.


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

                  This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

                  10.10 DURATION; SURVIVAL.

                  All representations and warranties and indemnities of the Borrowers contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and creation of Bankers' Acceptances, and the repayment of all Borrowers' Obligations thereunder and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent, Collateral Agent or the Lenders, the making of Loans, issuance of Letters of Credit, creation of Bankers' Acceptances or payment in full of the Loans, Letters of Credit and Bankers' Acceptances. All covenants and agreements of the Borrowers contained in Sections 7.1 [Affirmative Covenants], 7.2 [Negative Covenants] and 7.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow or request Letters of Credit or Bankers' Acceptances hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit and Bankers' Acceptances. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Sections 9.5 [Reimbursement of Agent by Borrower, Etc.], 9.7 [Reimbursement of Agent by Lenders, Etc.] and 10.3 [Reimbursement of Lenders by Borrower; Etc.], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

                  10.11 SUCCESSORS AND ASSIGNS.

                                    (i) This Agreement shall be binding upon and
shall inure to the benefit of the Lenders, the Agent, the Collateral Agent, the Borrowers and their respective successors and assigns, except that none of the Borrowers may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Lender may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrowers and the Agent with respect to any assignee, such consent not to be unreasonably withheld, PROVIDED that (1) no consent of the Borrowers shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Lender to an Affiliate of such Lender, and (2) no assignment by a Lender to a Person other than an Affiliate of such Lender may be made

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

in amounts less than the lesser of $5,000,000.00 or the amount of the assigning Lender's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrowers shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit assumed by it and a new Revolving Credit Note to the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Any Lender which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Lender shall pay to the Collateral Agent a service fee in the amount of $3,500.00 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 8.1.18 [Set-off] (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1) [Increase of Commitment, Etc.], 10.1.2 [Extension of Payment, Etc.], or 10.1.3 [Release of Collateral or Guarantor], all of such Lender's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Borrower hereunder or thereunder shall be determined as if such Lender had not sold such participation.

                                    (ii) Any assignee or participant which is
not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrowers and the Agent the form of certificate described in Section 10.18 [Tax Withholding Clause] relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning any Borrower and any other information concerning any Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), PROVIDED that such assignees and participants agree to be bound by the provisions of Section 10.12 [Confidentiality].

                                    (iii) Notwithstanding any other provision in
this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrowers or the Agent. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any other Loan Document.

                  10.12 CONFIDENTIALITY.

                           10.12.1 GENERAL.


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                           The Agent, the Collateral Agent and the Lenders each
agree to keep confidential all information obtained from any Borrower which is nonpublic and confidential or proprietary in nature (including any information the Borrowers specifically designate as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent, the Collateral Agent and the Lenders shall be permitted to disclose such information
(i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by
Section 10.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrowers, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement,
(iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrowers shall have consented to such disclosure.

                           10.12.2 SHARING INFORMATION WITH AFFILIATES OF THE
LENDERS.

                           Each Borrower acknowledges that from time to time
financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of any Borrower's Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Borrowers hereby authorizes each Lender to share any information delivered to such Lender by such Borrower pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or affiliate of any Lender receiving such information shall be bound by the provisions of Section 10.12.1 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

                  10.13 COUNTERPARTS.

                  This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.


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

                  10.14 AGENT'S OR LENDER'S CONSENT.

                  Whenever the Agent's or the Collateral Agent's or any Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent, the Collateral Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

                  10.15 EXCEPTIONS.

                  The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

                  10.16 JOINT AND SEVERAL LIABILITY OF BORROWERS.

                                    (i) Each of the Borrowers is accepting joint
and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each Borrower to accept joint and several liability for the Obligations.

                                    (ii) Each Borrower, jointly and severally,
hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all the Obligations, it being the intention of the parties hereto that all of the Obligations shall be joint and several Obligations of the Borrowers without preferences or distinction among them.

                                    (iii) If and to the extent that any Borrower
shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

                                    (iv) The Obligations of each of the
Borrowers hereunder and under the other Loan Documents constitute full recourse Obligations of such Borrower enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                                    (v) Except as otherwise expressly provided
in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any extensions of credit made under this Agreement, notice of any action at any


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

time taken or omitted by the Agent, the Collateral Agent or the Lenders under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Borrowers hereby assents to, and waives notice of any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Lenders with respect to the failure by any of the Borrowers to comply with any of its respective Obligations including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply with any applicable law which might, but for the provisions of this Section, afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations, it being the intent of each Borrower that so long as any of its Obligations remain unsatisfied, the Obligations of such Borrower shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers or the Lenders. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Lenders.

                                    (vi) The provisions of this Section are made
for the benefit of the Agent, Collateral Agent and the Lenders and their successors and assigns, and may be enforced in good faith by them (or by the Agent or the Collateral Agent on their behalf) from time to time against each Borrower as often as the occasion therefor may arise and without requirement on the part of the Lenders first to marshall any of their claims or to exercise any of their rights against the other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section shall remain in effect until all of the If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section will forthwith be reinstated in effect, as though such payment had not been made.

                  10.17 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

                  EACH BORROWER AND LENDER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT


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

OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH BORROWER OR LENDER AT THE ADDRESSES PROVIDED FOR IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH BORROWER AND LENDER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH BORROWER, THE COLLATERAL AGENT, THE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

                  10.18 TAX WITHHOLDING CLAUSE.

Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrowers and the Collateral Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Lender, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender, assignee or participant required to deliver to the Borrowers and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrowers hereunder for the account of such Lender; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Collateral Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five
(5) Business Days before such date in which case it shall be due on the date specified by the Collateral Agent). Each Lender, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrowers and the Collateral Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by a Borrower or the Agent, either certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Collateral Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Lender, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                    [BORROWERS]

                                    NEWTECH ELECTRONICS
                                    INDUSTRIES, INC., (formerly known as
                                    NEW M-TECH CORPORATION), a
                                    Florida corporation

                                    By: /s/ LEONOR E. SCHUCK
                                       -----------------------------------------
                                         Leonor E. Schuck, Vice President,
                                         Finance and Chief Financial Officer

                                         NEWTECH (HONG KONG)
                                         LIMITED, a Hong Kong limited liability
                                         company

                                         By: /s/ LEONOR E. SCHUCK
                                            ------------------------------------
                                              Leonor E. Schuck, Director

                                         DURABLE ELECTRONICS INDUSTRIES
                                         LIMITED, a Hong Kong limited liability
                                         company

                                         By: /s/ LEONOR E. SCHUCK
                                            ------------------------------------
                                              Leonor E. Schuck, Director

                                         NEWTECH ELECTRONICS
                                         INDUSTRIES LIMITED, (formerly known
                                         as Pomillo Limited),a Hong Kong limited
                                         liability company

                                         By: /s/ LEONOR E. SCHUCK
                                            ------------------------------------
                                              Leonor E. Schuck, Director

                                          [AGENT]

                                          NATIONAL BANK OF CANADA,
                                          individually as a Lender and as Agent

                                          By: /s/ [Illegible]
                                             -----------------------------------
                                          Title:________________________________

                                          [COLLATERAL AGENT]

                                          NATIONSBANK, N. A., individually as a
                                          Lender and as Collateral Agent

                                          By: /s/ [Illegible]
                                            ------------------------------------
                                          Title:________________________________

                                          [OTHER LENDERS]

                                          COMERICA BANK
                                          By: /s/ [Illegible]
                                            ------------------------------------
                                          Title:________________________________

                                          MERCANTILE BUSINESS CREDIT, INC.

                                          By: /s/ [Illegible]
                                            ------------------------------------
                                          Title:________________________________





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